                                                                    EXHIBIT 4.17

--------------------------------------------------------------------------------

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

                            METLIFE CAPITAL TRUST III

                                      among

                                 METLIFE, INC.,

                                   as Sponsor,

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

                              as Property Trustee,

                      CHASE BANK USA, NATIONAL ASSOCIATION,

                              as Delaware Trustee,

                 the Administrative Trustees (as named herein),

                 and the several Holders of the Trust Securities

                            Dated as of June 21, 2005

--------------------------------------------------------------------------------

                                                                  EXECUTION COPY

                                  METLIFE, INC.

   Reconciliation and tie between Trust Indenture Act of 1939 and Amended and Restated Declaration of Trust dated as of June 21, 2005

 TRUST INDENTURE
   ACT SECTION                                               TRUST AGREEMENT SECTION
   -----------                                               -----------------------
Section 310(a)(1)                                            8.7
           (a)(2)                                            8.7
           (a)(3)                                            8.9
           (a)(4)                                            2.7(a)(ii)
           (b)                                               8.8
           (c)                                               Not applicable
Section 311(a)                                               8.13
           (b)                                               8.13
Section 312(a)                                               12.10
           (b)                                               12.10
           (c)                                               5.7
Section 313(a)                                               8.15(a), 8.15(b)
           (b)                                               8.15(b)
           (c)                                               12.8
           (d)                                               8.15(c)
Section 314(a)                                               8.16
           (b)                                               Not applicable
           (c)(1)                                            8.17
           (c)(2)                                            8.17
           (c)(3)                                            Not applicable
           (d)                                               Not applicable
           (e)                                               1.1, "Officers'
                                                             Certificates," 8.17
Section 315(a)                                               8.1(d), (e), 8.3(a)
           (b)                                               8.2,12.8
           (c)                                               8.1(c)
           (d)                                               8.1, 8.3
           (e)                                               12.10
Section 316(a)                                               Not applicable
           (a)(1)(A)                                         Not applicable
           (a)(1)(B)                                         5.14
           (a)(2)                                            Not applicable
           (b)                                               5.14
           (c)                                               6.7
Section 317(a)(1)                                            12.10
           (a)(2)                                            12.10
           (b)                                               5.9, 12.10
Section 318(a)                                               12.10
           (b)                                               12.10
           (c)                                               12.10

Note: This reconciliation and tie shall not, for any purpose be deemed to be part of the Amended and Restated Declaration of Trust.

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I    DEFINED TERMS

       Section 1.1.     Definitions....................................................................          2

ARTICLE II   CONTINUATION OF THE TRUST

       Section 2.1.     Name...........................................................................         13
       Section 2.2.     Office of the Delaware Trustee; Principal Place of Business....................         13
       Section 2.3.     Initial Contribution of Trust Property; Organizational Expenses................         13
       Section 2.4.     Issuance of the Trust Preferred Securities.....................................         13
       Section 2.5.     Issuance of the Common Securities; Subscription and Purchase Debentures........         14
       Section 2.6.     Trust Agreement................................................................         14
       Section 2.7.     Authorization to Enter into Certain Transactions...............................         14
       Section 2.8.     Assets of Trust................................................................         18
       Section 2.9.     Title to Trust Property........................................................         18

ARTICLE III  PAYMENT ACCOUNT

       Section 3.1.     Payment Account................................................................         19

ARTICLE IV   DISTRIBUTIONS; REDEMPTION

       Section 4.1.     Distributions..................................................................         19
       Section 4.2.     Redemption.....................................................................         21
       Section 4.3.     Subordination of Common Securities.............................................         23
       Section 4.4.     Payment Procedures.............................................................         23
       Section 4.5.     Tax Returns and Reports........................................................         24
       Section 4.6.     Payment of Expenses of the Trust...............................................         24
       Section 4.7.     Payments under Indenture or Pursuant to Direct Actions.........................         24

ARTICLE V    TRUST SECURITIES CERTIFICATES

       Section 5.1.     Initial Ownership..............................................................         24
       Section 5.2.     The Trust Securities Certificates..............................................         25
       Section 5.3.     Execution, Authentication and Delivery of Trust Securities Certificates........         25
       Section 5.4.     Registration of Transfer and Exchange of Trust Preferred Securities
                        Certificates...................................................................         25
       Section 5.5.     Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.............         26
       Section 5.6.     Persons Deemed Holders.........................................................         27
       Section 5.7.     Access to List of Holders' Names and Addresses.................................         27
       Section 5.8.     Maintenance of Office Agency...................................................         27
       Section 5.9.     Appointment of Paying Agent....................................................         27

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
       Section 5.10.    Ownership of Common Securities by Sponsor......................................         28
       Section 5.11.    Book-Entry Trust Preferred Securities Certificates; Common Securities
                        Certificate....................................................................         28
       Section 5.12.    Notices to Clearing Agency.....................................................         29
       Section 5.13.    Definitive Trust Preferred Securities Certificates.............................         29
       Section 5.14.    Rights of Holders; Waivers of Past Defaults....................................         30
       Section 5.15.    CUSIP Numbers..................................................................         32
       Section 5.16.    Cancellation...................................................................         32

ARTICLE VI   ACTS OF HOLDERS; MEETINGS; VOTING

       Section 6.1.     Limitations on Voting Rights...................................................         33
       Section 6.2.     Notice of Meetings.............................................................         33
       Section 6.3.     Meetings of Holders of the Trust Preferred Securities..........................         34
       Section 6.4.     Voting Rights..................................................................         34
       Section 6.5.     Proxies........................................................................         34
       Section 6.6.     Holder Action by Written Consent...............................................         34
       Section 6.7.     Record Date for Voting and Other Purposes......................................         35
       Section 6.8.     Acts of Holders................................................................         35
       Section 6.9.     Inspection of Records..........................................................         36
       Section 6.10.    Action With Respect to the Debenture...........................................         36

ARTICLE VII  REPRESENTATIONS AND WARRANTIES

       Section 7.1.     Representations and Warranties of the Property Trustee and the Delaware
                        Trustee........................................................................         36
       Section 7.2.     Representations and Warranties of Sponsor......................................         37

ARTICLE VIII THE TRUSTEES

       Section 8.1.     Certain Duties and Responsibilities............................................         38
       Section 8.2.     Certain Notices................................................................         40
       Section 8.3.     Certain Rights of Property Trustee.............................................         41
       Section 8.4.     Not Responsible for Recitals or Issuance of Securities.........................         43
       Section 8.5.     May Hold Securities............................................................         43
       Section 8.6.     Compensation; Indemnity; Fees..................................................         43
       Section 8.7.     Corporate Property Trustee Required; Eligibility of Trustees and
                        Administrative Trustees........................................................         44
       Section 8.8.     Conflicting Interests..........................................................         45
       Section 8.9.     Co-Trustees and Separate Trustee...............................................         45
       Section 8.10.    Resignation and Removal; Appointment of Successor..............................         46
       Section 8.11.    Acceptance of Appointment by Successor.........................................         48
       Section 8.12.    Merger, Conversion, Consolidation or Succession to Business....................         48
       Section 8.13.    Preferential Collection of Claims Against Sponsor or Trust.....................         48

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                               PAGE
       Section 8.14.    Trustee May File Proofs of Claim...............................................         49
       Section 8.15.    Reports by Property Trustee....................................................         49
       Section 8.16.    Reports to the Property Trustee................................................         50
       Section 8.17.    Evidence of Compliance with Conditions Precedent...............................         50
       Section 8.18.    Number of Trustees.............................................................         50
       Section 8.19.    Delegation of Power............................................................         51
       Section 8.20.    Trust Liabilities..............................................................         51

ARTICLE IX   DISSOLUTION, LIQUIDATION AND MERGER

       Section 9.1.     Dissolution Upon Expiration Date...............................................         51
       Section 9.2.     Early Dissolution..............................................................         51
       Section 9.3.     Dissolution....................................................................         52
       Section 9.4.     Liquidation....................................................................         52
       Section 9.5.     Mergers, Consolidations, Amalgamations or Replacements of Trust................         54

ARTICLE X    REMARKETING AND RESET RATE MECHANICS

       Section 10.1.    Obligation to Conduct Remarketing and Related Requirements.....................         55
       Section 10.2.    Sponsor Decisions in Connection With Remarketing...............................         56
       Section 10.3.    Reset of Distribution Rate in Connection with Remarketings and Related
                        Changes in Terms...............................................................         57
       Section 10.4.    Remarketing Procedures.........................................................         59
       Section 10.5.    Put Right......................................................................         62
       Section 10.6.    Common Securities..............................................................         63

ARTICLE XI   OTHER COMMON EQUITY UNIT RELATED PROVISIONS

       Section 11.1.    Tax Treatment..................................................................         63

ARTICLE XII       MISCELLANEOUS PROVISIONS

       Section 12.1.    Limitation of Rights of Holders................................................         63
       Section 12.2.    Amendment......................................................................         63
       Section 12.3.    Separability...................................................................         65
       Section 12.4.    Governing Law..................................................................         65
       Section 12.5.    Payments Due on Non-Business Day...............................................         65
       Section 12.6.    Successors.....................................................................         66
       Section 12.7.    Headings.......................................................................         66
       Section 12.8.    Reports, Notices and Demands...................................................         66
       Section 12.9.    Agreement Not to Petition......................................................         67
       Section 12.10.   Trust Indenture Act; Conflict with Trust Indenture Act.........................         67

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                               PAGE
Section 12.11.   Acceptance of Terms of Trust Agreement, Guarantee Agreement and Indenture.............         67
Section 12.12.   Counterparts..........................................................................         68

EXHIBITS:

         Exhibit A - Certificate of Amendment to Certificate of Trust

         Exhibit B - Form of Common Securities Certificate

         Exhibit C - Form of Trust Preferred Securities Certificate

      AMENDED AND RESTATED DECLARATION OF TRUST (the "Trust Agreement"), dated as of June 21, 2005 among (i) MetLife, Inc., a Delaware corporation (including any successors or assigns, the "Sponsor"), (ii) J.P. Morgan Trust Company, National Association, not in its individual capacity but solely as property trustee (in such capacity, the "Property Trustee"), (iii) Chase Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the "Delaware Trustee"), and (iv) Anthony J. Williamson, an individual, Philip Salmon, an individual and Thomas Curran, an individual, each of whose address is c/o MetLife, Inc., 27-01 Queens Plaza North, Long Island City, New York 11101 (each, an "Administrative Trustee," and collectively, the "Administrative Trustees") (the Property Trustee, the Delaware Trustee, and the Administrative Trustees being referred to collectively as the "Trustees"), and
(v) the several Holders, as hereinafter defined.

                                   WITNESSETH

      WHEREAS, the Sponsor and certain of the Trustees have heretofore duly declared and established a statutory trust (the "Trust") pursuant to the Delaware Statutory Trust Act (as hereinafter defined) by entering into that certain Declaration of Trust, dated as of May 17, 2001 (the "Original Declaration of Trust"), and by the execution and filing with the Secretary of State of the State of Delaware the Certificate of Trust, filed on May 17, 2001, as amended, attached as Exhibit A hereto (the "Certificate of Trust"); and

      WHEREAS, certain of the Trustees of the Trust were removed and new trustees were appointed pursuant to that certain Removal and Appointment of Trustees of the Trust, dated as of January 16, 2004;

      WHEREAS, certain of the Trustees of the Trust were removed and appointed pursuant to that certain Removal and Appointment of Trustees of the Trust, dated as of June 15, 2005;

      WHEREAS, the parties hereto desire to amend and restate the Original Declaration of Trust in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Sponsor, (ii) the issuance of the Trust Preferred Securities by the Trust as a component of Normal Common Equity Units and their issuance and sale pursuant to the Underwriting Agreement, and (iii) the acquisition by the Trust from the Sponsor of all of the right, title and interest in the Debentures;

      NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Declaration of Trust in its entirety and agrees as follows:

                                   ARTICLE I
                                  DEFINED TERMS

      Section 1.1 Definitions.

      For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

      All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

      The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

      All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

      Unless the context otherwise requires, any reference to an "Article," a "Section" or an "Exhibit" refers to an Article, a Section or an Exhibit, as the case may be, of or to this Trust Agreement; and

      The words "hereby," "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

      "Accreted Liquidation Amount" means per Trust Security (i) through the Reset Date, $1,000 (which is also the Initial Liquidation Amount per Trust Security) and (ii) thereafter, an amount equal to the Accreted Principal Amount of a Like Amount of Debentures as determined pursuant to the Indenture (changing as and when such Accreted Principal Amount shall change).

      "Accreted Principal Amount" has the meaning specified in the Supplemental Indenture.

      "Act" has the meaning specified in Section 6.8.

      "Additional Amount" means, with respect to Trust Securities of a given Initial Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Sponsor on a Like Amount of Debentures for such period.

      "Additional Interest" has the meaning specified in the Supplemental Indenture.

      "Administrative Trustee" means each of the individuals identified as an "Administrative Trustee" in the preamble to this Trust Agreement solely in such individual's capacity as Administrative Trustee of the Trust and not in such individual's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement as to Expenses and Liabilities" means the Agreement as to Expenses and Liabilities, dated as of June 21, 2005 between the Trust and the Sponsor.

      "Authorized Officer" of any Person means any executive officer of such Person or any Person authorized by or pursuant to a resolution of the Board of Directors of such Person.

      "Bankruptcy Event" means, with respect to any Person:

            (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

      "Bankruptcy Laws" has the meaning specified in Section 12.9.

      "Base Indenture" means the Indenture, dated as of June 21, 2005, between the Sponsor and the Debenture Trustee.

      "Board of Directors" of any Person means the board of directors (or equivalent body) of such Person, or, in the case of a limited liability company issuer of Debentures, the sole member, or a committee designated by the board of directors (or equivalent body) of such Person (or any such committee), comprised of one or more members of the board of directors (or equivalent body) of such Person or officers of such Person, or both.

      "Book-Entry Trust Preferred Securities" means Trust Preferred Securities, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.

      "Book-Entry Trust Preferred Securities Certificate" means a Trust Preferred Securities Certificate evidencing ownership of Book-Entry Trust Preferred Securities.

      "Business Day" means any day other than a Saturday, Sunday, or any other day on which banking institutions and trust companies in New York City are permitted or required by any applicable law to close.

      "Certificate of Trust" has the meaning specified in the recitals hereof, as amended from time to time.

      "Certificate Depository Agreement" means the agreement among the Trust, the Paying Agent and DTC, as the initial Clearing Agency, dated as of the Closing Date.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. DTC will be the initial Clearing Agency.

      "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      "Closing Date" means the "Closing Date" under the Underwriting Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Trust Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Equity Unit" has the meaning specified in the Stock Purchase Contract Agreement.

      "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit B.

      "Common Security" means an undivided beneficial interest in the assets of the Trust, having an Initial Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

      "Common Stock" has the meaning specified in the Stock Purchase Contract Agreement.

      "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the office of the Property Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at Worldwide Securities Services, 4 New York Plaza, 15th Floor, New York, New York 10004, and (ii) when used with respect to the Debenture Trustee, the office of the Debenture Trustee located at Worldwide Securities Services, 4 New York Plaza, 15th Floor, New York, New York 10004.

      "Debenture Event of Default" means any "Event of Default" specified in
Section 6.1 of the Supplemental Indenture.

      "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption of such Debentures under the Indenture.

      "Debentures" means the $927.8 million initial aggregate principal amount of the Sponsor's Series B junior subordinated debt securities, due 2040 issued pursuant to the Indenture (which amount may be increased to $1,067.0 million in connection with the exercise under the Underwriting Agreement by the underwriters named therein of their option to buy additional Common Equity Units).

      "Debenture Stated Date" means February 15, 2040, unless such date is changed to an earlier date pursuant to Article X.

      "Debenture Trustee" means J.P. Morgan Trust Company, National Association, not in its individual capacity but solely as trustee under the Indenture, or its successor in interest in such capacity, or any successor trustee appointed as provided in the Indenture.

      "Deferral Period" has the meaning specified in the Indenture.

      "Definitive Trust Preferred Securities Certificates" means either or both (as the context requires) of (i) Trust Preferred Securities Certificates issued as Book-Entry Trust Preferred Securities Certificates as provided in Section 5.11, and (ii) Trust Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

      "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq., as it may be amended from time to time.

      "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as herein provided.

      "Distribution Date" has the meaning specified in Section 4.1(a)(iii).

      "Distribution Period" means each period of time beginning on a Distribution Date (or the Closing Date in the case of the initial Distribution Period) and continuing to but not including the next succeeding Distribution Date.

      "Distribution Rate" means (i) from the Closing Date to but not including the earlier of (A) the Reset Date and (B) the Scheduled Redemption Date, 4.91% per annum and (ii) for each Distribution Period commencing on or after the Reset Date, the Reset Rate as determined in accordance with Article X.

      "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

      "DTC" means The Depository Trust Company.

      "Early Dissolution Event" has the meaning specified in Section 9.2.

      "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (a) the occurrence of a Debenture Event of Default; or

      (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

      (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

      (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Trustees and to the Sponsor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Trust Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

      (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

      "Excess Proceeds Remarketing Amount" means, in connection with a Remarketing, for each Trust Preferred Security being remarketed an amount equal to the amount, if any, by which the proceeds of the Remarketing, net of the Remarketing Agent's Fee, exceed the Par Proceeds Remarketing Amount.

      "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

      "Expiration Date" has the meaning specified in Section 9.1.

      "Failed Remarketing" means a Remarketing that is not Successful.

      "Federal Reserve" means the Board of Governors of the Federal Reserve System, as from time to time constituted, or if at any time after the execution of this Trust Agreement the Federal Reserve is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

      "Final Failed Remarketing" means the Remarketing on the Third Remarketing Settlement Date in respect of the Series B Trust Preferred Securities, if such Remarketing is a Failed Remarketing.

      "Guarantee" means the Guarantee Agreement executed and delivered by the Sponsor and J.P. Morgan Trust Company, National Association, not in its individual capacity but solely as guarantee trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Trust Preferred Securities, as amended from time to time.

      "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act.

      "Indenture" means the Base Indenture and the Supplemental Indenture, taken together.

      "Initial Liquidation Amount" means the stated amount of $1,000 per Trust Security.

      "Investment Company Act" means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

      "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

      "Like Amount" means (a) with respect to a redemption of any Trust Securities, Trust Securities having an Accreted Liquidation Amount equal to the Accreted Principal Amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having an Accreted Principal Amount equal to the Accreted Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed, and (c) with respect to any distribution of Additional Amounts to Holders of Trust Securities, Debentures having an Accreted Principal Amount equal to the Accreted Liquidation Amount of the Trust Securities in respect of which such distribution is made.

      "Liquidation Date" means the date of the dissolution, winding-up or dissolution of the Trust pursuant to Section 9.4.

      "Liquidation Distribution" has the meaning specified in Section 9.4(d).

      "Majority in Accreted Liquidation Amount of the Trust Preferred Securities" or "Majority in Accreted Liquidation Amount of the Common Securities" means, except as provided by the Trust Indenture Act, Trust Preferred Securities or Common Securities, as the case may be, representing more than 50% of the aggregate Accreted Liquidation Amount of all then Outstanding Trust Preferred Securities or Common Securities, as the case may be.

      "Normal Common Equity Unit" has the meaning specified in the Stock Purchase Contract Agreement.

      "Normal Common Equity Unit Certificate" has the meaning specified in the Stock Purchase Contract Agreement.

      "Officers' Certificate" means, with respect to any Person, a certificate signed by any two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

      (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

      (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

      (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Sponsor or any Affiliate of the Sponsor, who shall be reasonably satisfactory to the Relevant Trustee.

      "Original Declaration of Trust" has the meaning specified in the recitals to this Trust Agreement.

      "Outstanding," when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

      (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

      (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

      (c) Trust Securities that have been paid or in exchange for or in lieu of which other Trust Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.5 and 5.11; provided, however, that in determining whether the Holders of the requisite Accreted

Liquidation Amount of the Outstanding Trust Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Trust Preferred Securities owned by the Sponsor, any Trustee, or any Affiliate of the Sponsor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Trust Preferred Securities that such Trustee actually knows to be so owned shall be so disregarded, and (b) the foregoing shall not apply at any time when all of the outstanding Trust Preferred Securities are owned by the Sponsor, one or more of the Trustees, and/or any such Affiliate. Trust Preferred Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Trust Preferred Securities and that the pledgee is not the Sponsor or any Affiliate of the Sponsor. Notwithstanding the foregoing, Trust Preferred Securities that are a component of Normal Common Equity Units and pledged pursuant to the Pledge Agreement shall not be deemed to be not Outstanding only by reason of such pledge.

      "Owner" means each Person who is the beneficial owner of Book-Entry Trust Preferred Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

      "Par Proceeds Remarketing Amount" means, in connection with a Remarketing, an amount for each Trust Preferred Securities being remarketed equal to 100% of its Accreted Liquidation Amount.

      "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be J.P. Morgan Trust Company, National Association.

      "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee (in its corporate capacity and not as Property Trustee) in its trust department for the benefit of the Holders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

      "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

      "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, among the Sponsor, JPMorgan Chase Bank, National Association, as Collateral Agent, Custodial Agent and Securities Intermediary, and J.P. Morgan Trust Company, National Association, as Stock Purchase Contract Agent and attorney-in-fact for the Holders (as defined in the Stock Purchase Contract Agreement) of the Stock Purchase Contracts, as amended or supplemented from time to time.

      "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

      "Put Consideration" has the meaning specified in Section 10.5(a).

      "Put Right" has the meaning specified in Section 10.05(a).

      "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

      "Redemption Price" means, with respect to any Trust Security, the Accreted Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Sponsor upon the concurrent redemption of a Like Amount of Debentures.

      "Relevant Trustee" shall have the meaning specified in Section 8.10.

      "Remarketing" means a remarketing of Trust Preferred Securities pursuant to Article X and the related Remarketing Agreement.

      "Remarketing Agent" means, as to a Remarketing and related Remarketing Agreement, the remarketing agent and any successor or replacement remarketing agent appointed by the Sponsor and the Trust pursuant to Section 10.1.

      "Remarketing Agent's Fee" means, as to the Remarketing Agent and a Remarketing, the fee provided for in the related Remarketing Agreement.

      "Remarketing Agreement" means, with respect to a Remarketing, the remarketing agreement entered into among the Sponsor, the Trust and the Remarketing Agent pursuant to Section 10.1 with respect to such Remarketing of Trust Preferred Securities.

      "Remarketing Date" means, as to a Remarketing Settlement Date, the third Business Day immediately preceding such Remarketing Settlement Date.

      "Remarketing Purchase Date" means a Reset Date on which the Trust is required to purchase the Trust Preferred Securities, subject to and in accordance with Section 10.5.

      "Remarketing Settlement Date" means each of the First Remarketing Settlement Date, the Second Remarketing Settlement Date, the Third Remarketing Settlement Date in respect to the Series B Trust Preferred Securities as specified in the Stock Purchase Contract Agreement.

      "Reset Cap", as of any Remarketing Settlement Date, means the prevailing market yield, as determined by the Remarketing Agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period from such date until the

Scheduled Redemption Date (after giving effect to any change in the Scheduled Redemption Date being made pursuant to Article X on the Remarketing Settlement Date if the Remarketing is Successful), plus 350 basis points per annum.

      "Reset Date" means the first date that is a Remarketing Settlement Date on which a Successful Remarketing occurs.

      "Reset Rate" has the meaning set forth in Section 10.3(a).

      "Responsible Officer" means, with respect to any Trustee, the President, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer of such Trustee or any other officer of such Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of or familiarity with the particular subject.

      "Scheduled Redemption Date" means August 15, 2040 or, if such date is changed to an earlier date in accordance with Article X, such earlier date.

      "Securities Act" means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

      "Securities Intermediary" has the meaning specified in the Stock Purchase Agreement.

      "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4.

      "Separate Trust Preferred Securities" means Trust Preferred Securities that are no longer a component of Normal Common Equity Units.

      "Sponsor" has the meaning specified in the preamble to this Trust
Agreement.

      "Stock Purchase Contract" has the meaning specified in the Stock Purchase Contract Agreement.

      "Stock Purchase Contract Agent" means J.P. Morgan Trust Company, National Association, not in its individual capacity but solely as stock purchase contract agent and any successor thereto as stock purchase contract agent, under the Stock Purchase Contract Agreement.

      "Stock Purchase Contract Agreement" means the Stock Purchase Contract Agreement, dated as of the date hereof, between the Sponsor and the Stock Purchase Contract Agent, as amended or supplemented from time to time.

      "Stock Purchase Date" has the meaning specified in the Stock Purchase Contract Agreement.

      "Stripped Common Equity Unit" has the meaning specified in the Stock Purchase Contract Agreement.

      "Successful" means, as to a Remarketing, that the Remarketing is conducted in accordance with Article X and the Remarketing Agent finds buyers for all of the Trust Preferred Securities offered in the Remarketing by 4:00 P.M., New York City time, on the Remarketing Date.

      "Supplemental Indenture" means the Second Supplemental Indenture to the Base Indenture, dated as of June 21, 2005, between the Sponsor and the Debenture Trustee.

      "Time of Delivery" means June 21, 2005.

      "Trust" means the Delaware statutory trust known as "MetLife Capital Trust III" which was created under the Delaware Statutory Trust Act pursuant to the Original Declaration of Trust and the filing of the Certificate of Trust, and continued pursuant to this Trust Agreement.

      "Trust Agreement" means this Amended and Restated Declaration of Trust, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits, and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Trust Agreement was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

      "Trust Preferred Securities" means the series of securities known as the "Series B Trust Preferred Securities" of the Trust.

      "Trust Preferred Securities Certificate" means a certificate evidencing ownership of Trust Preferred Securities, substantially in the form attached as Exhibit C.

      "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

      "Trust Securities Certificate" means any one of the Common Securities Certificates or the Trust Preferred Securities Certificates.

      "Trust Security" means any one of the Common Securities or the Trust Preferred Securities.

      "Trustees" means, collectively, the Property Trustee, the Delaware Trustee, and the Administrative Trustees.

      "Underwriting Agreement" means the Underwriting Agreement, dated June 15, 2005, among the Company, the Trust, MetLife Capital Trust II and the several underwriters named in Schedule I (the "Underwriters") to the Pricing Agreement dated June 15, 2005 among the Company, the Trust, MetLife Capital Trust III and the Underwriters.

      "Vice President," when used with respect to the Sponsor, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

                                   ARTICLE II
                            CONTINUATION OF THE TRUST

      SECTION 2.1. Name.

      The trust continued hereby shall be known as "MetLife Capital Trust III" as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders and the other Trustees, in which name the Administrative Trustees and the other Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

      SECTION 2.2. Office of the Delaware Trustee; Principal Place of Business.

      The address of the Delaware Trustee in the State of Delaware is c/o JPMorgan Chase Bank, 500 Stanton Christiana Road, 3rd Floor/OPS4, Newark, DE 19713, Attention: Worldwide Securities Services, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Sponsor, the Property Trustee and the Administrative Trustees. The principal executive office of the Trust is c/o Chase Bank USA, National Association, 500 Stanton Christiana Road, 3rd Floor/OPS4, Newark, Delaware 19713, Attention:
Institutional Trust Services.

      SECTION 2.3. Initial Contribution of Trust Property; Organizational Expenses.

      The Trustees acknowledge receipt from the Sponsor in connection with the Original Declaration of Trust of the sum of $10, which constituted the initial Trust Property. The Sponsor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Sponsor shall not make any claim upon the Trust Property for the payment of such expenses.

      SECTION 2.4. Issuance of the Trust Preferred Securities.

      On June 15, 2005, the Sponsor, on behalf of the Trust, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, in connection with the execution and delivery on such date of 82,800,000 Normal Common Equity Units to the underwriters named in the Underwriting Agreement, shall execute in accordance with Section 5.3 and deliver to the Securities Intermediary a Trust Preferred Securities Certificate, registered in the name of the Stock Purchase Contract Agent with the form of assignment attached thereto executed in blank, in an aggregate Initial Liquidation Amount of $1,035,000,000, against payment of

$1,035,000,000 as the purchase price therefor in immediately available funds, which funds such Administrative Trustee shall promptly deliver to the Property Trustee or its designee.

      SECTION 2.5. Issuance of the Common Securities; Subscription and Purchase Debentures.

      Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.3 and deliver to the Sponsor a Common Securities Certificate, registered in the name of the Sponsor, evidencing 32,010 Common Securities having an aggregate Initial Liquidation Amount of $32,010,000 against payment by the Sponsor of the purchase price therefor in immediately available funds, which amount such Administrative Trustee shall promptly deliver to the Property Trustee or its designee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Sponsor the Debentures registered in the name of the Trust and having an aggregate initial principal amount equal to $1,067,010,000 and shall deliver to the Sponsor the purchase price therefor (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4 and (ii) the first sentence of this Section 2.5).

      SECTION 2.6. Trust Agreement.

      The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities, (b) to use the proceeds from such sale to acquire the Debentures, and (c) to engage in those activities necessary or incidental thereto. The Sponsor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property upon and subject to the conditions set forth herein for the benefit of the Trust and the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall be one of the trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Delaware Statutory Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Statutory Trust Act.

      SECTION 2.7. Authorization to Enter into Certain Transactions.

            (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including the following:

                  (i) As among the Trustees, the Administrative Trustees, and each of them, shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

            (A) the issuance and sale of the Trust Securities;

            (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust the common securities purchase agreement and to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

            (C) to cause the Trust to execute, deliver and perform its obligations under Remarketing Agreements entered into pursuant to Article X and, except as otherwise expressly provided in Article X, cause the Trust to take such actions with respect to Remarketings as are provided for in Article X or as may be necessary or, as determined by the Administrative Trustees, useful in connection with Remarketings;

            (D) to cause the Trust to execute, deliver and perform its obligations under the Agreement as to Expenses and Liabilities;

            (E) assisting in the registration of the Trust Preferred Securities under the Securities Act and under state securities or blue sky laws, and the qualification of this Trust Agreement under the Trust Indenture Act;

            (F) assisting in the listing of the Trust Preferred Securities upon such securities exchange or exchanges, if any, as shall be determined by the Sponsor, with the registration of the Trust Preferred Securities under the Exchange Act, if required, and with the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

            (G) assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

            (H) the appointment of a Paying Agent and Securities Registrar in accordance with this Trust Agreement;

            (I) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

            (J) execution of the Trust Securities on behalf of the Trust in accordance with this Trust Agreement;

            (K) execution and delivery of closing certificates, if any, pursuant to the Underwriting Agreement and any Remarketing Agreement and application for a taxpayer identification number for the Trust;

            (L) unless otherwise required by the Delaware Statutory Trust Act, the Trust Indenture Act or other applicable law, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement;

            (M) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement; and

            (N) the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware.

                  (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

            (A) the establishment of the Payment Account;

            (B) the receipt of the Debentures;

            (C) to authenticate the Trust Securities Certificates;

            (D) the collection of interest, principal and any other payments or instruments (including due bills or promissory notes of the Sponsor issuable under or with respect to the Debentures) made in respect of the Debentures and the holding of such amounts in the Payment Account;

            (E) the distribution through the Paying Agent of amounts or property or instruments (including due bills or promissory notes of the Sponsor issuable under or with respect to the Debentures) distributable to the Holders in respect of the Trust Securities;

            (F) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

            (G) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

            (H) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

            (I) acting as Paying Agent and/or Security Registrar to the extent appointed under this Trust Agreement;

            (J) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust; and

            (K) after an Event of Default (other than under paragraph (b),(c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee), and subject to the provisions of
      Article VIII, the taking of any action incidental to the foregoing as is necessary or advisable to give effect to the terms of this Trust

      Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

      Except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

            (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust, solely in their respective capacities as Trustees) shall not undertake any business, activities or transactions except as expressly provided herein or contemplated hereby. In particular, the Trustees (acting on behalf of the Trust, solely in their respective capacities as Trustees) shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Trust to become taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, (vi) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Trust Securities pursuant to the terms of this Trust Agreement and of the Trust Securities, (vii) acquire any assets other than the Trust Property, (viii) possess any power or otherwise act in such a way as to vary the Trust Property, (ix) possess any power or otherwise act in such a way as to vary the terms of the Trust Securities in any way whatsoever (except to the extent expressly authorized in this Trust Agreement or by the terms of the Trust Securities) or (x) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Securities. The Property Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Holders in their capacity as Holders.

            (c) In connection with the issuance and sale of the Trust Preferred Securities, the Sponsor shall have the right and, if the Sponsor shall desire that the actions be taken, the responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Sponsor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                  (i) the preparation and filing by the Trust with the
            Commission of and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Trust Preferred Securities, including any amendments thereto;

                  (ii) the determination of the states in which to take
            appropriate action to qualify or register for sale all or part of the Trust Preferred Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Trust, and the advice to the Trust of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such states;

                  (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market or any other automated quotation system for listing upon notice of issuance of any Trust Preferred Securities and filing with such exchange or self-regulatory organization such notification and documents as may be necessary from time to time to maintain such listing;

                  (iv) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Trust Preferred Securities; and

                  (v) the taking of any other actions necessary or desirable to carryout any of the foregoing activities.

            (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Sponsor for United States Federal income tax purposes. In this connection, the Sponsor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that they determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Trust Preferred Securities. In no event shall the Sponsor or the Trustees be liable to the Trust or the Holders for any failure to comply with this Section that results from a change in law or regulation or in the interpretation thereof.

      SECTION 2.8. Assets of Trust.

      The assets of the Trust shall consist solely of the Trust Property.

      SECTION 2.9. Title to Trust Property.

      Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Trust and the Holders in accordance with this Trust Agreement.

                                  ARTICLE III
                                 PAYMENT ACCOUNT

      SECTION 3.1. Payment Account.

            (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

            (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV
                            DISTRIBUTIONS; REDEMPTION

      SECTION 4.1. Distributions.

            (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

                  (i) Distributions on the Trust Securities shall be cumulative and will accumulate from the Time of Delivery as and when interest accrues on the Debentures.

                  (ii) Distributions shall accumulate on the Trust Securities for each Distribution Period at the Distribution Rate for such Distribution Period.

                  (iii) Distributions payable in cash will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2005, to and including the Stock Purchase Date, and on and after the Stock Purchase Date, Distributions payable in cash, if any, will be payable semi-annually on each February 15 and August 15 or May 15 and November 15, as applicable, with the first such semi-annual distribution date, if any, occurring on a date that is six months after the Stock Purchase Date (each such date a "Distribution Date"), in each case subject to the Trust having funds available for such Distributions.

                  (iv) For Distribution Periods commencing on or after the Stock
            Purchase Date, Distributions will accrete at the Distribution Rate instead of being paid in cash (with the amount of accretion on any date for each Trust Security being equal to the amount of accretion on a Like Amount of Debentures), unless the Sponsor elects to pay interest on the Debentures in cash pursuant to Section 10.2 or the Stock Purchase Date is August 15, 2010 and the Remarketing for settlement on such date is a Failed Remarketing.

                  (v) If any date which is otherwise a Distribution Date
            pursuant to paragraph (iii) above is not a Business Day, then the payment of cash Distributions on such Distribution Date, if applicable, shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay), with the same force and effect as if made on the date on which such payment was originally payable; provided, however, that if the next succeeding Business Day is in the next succeeding calendar year, then the payment of cash distributions shall be made on the immediately preceding Business Day.

                  (vi) Distributions shall be payable in cash on each
            Distribution Date on which the Sponsor is obligated to pay interest on the Debentures in cash, and the amount of such cash Distribution (net of any withholding tax required by law to be withheld on such payments which shall be remitted to the appropriate taxing jurisdiction) on the Accredited Liquidation Amount of each Trust Security shall equal the amount of interest payable in cash on such Distribution Date on a Like Amount of Debentures.

                  IRS Circular 230 disclosure: To ensure compliance with
            requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

                  (vii) The amount of Distributions payable for any Distribution
            Period shall include the Additional Amounts, if any.

                  (viii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

            (b) Distributions in cash on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date for such Distribution Date, which shall be the first date of the month in which the relevant Distribution Date falls. Distributions payable on any Trust Securities that are not punctually paid on any Distribution Date will cease to be payable to the Person in whose name such Trust Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Trust Securities are registered on the special record date or other specified date for determining Holders entitled to such defaulted interest established in accordance with the Indenture.

      SECTION 4.2. Redemption.

            (a) On each Debenture Redemption Date and on the Debenture Stated Maturity Date, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

            (b) Upon receipt of notice of a Debenture Redemption Date, notice of redemption of a Like Amount of Trust Securities shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

                  (iii) the CUSIP number or CUSIP numbers of the Trust Preferred
            Securities affected;

                  (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and/or the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

                  (v) that on the Redemption Date the Redemption Price will
            become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in Section 4.2(d) below; and

                  (vi) if the Trust Preferred Securities are not in
            book-entry-only form, the place or places where the Trust Preferred Securities Certificates are to be surrendered for the payment of the Redemption Price.

            (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at the Debenture Stated Maturity Date of the Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

            (d) If the Property Trustee gives a notice of redemption in respect of any Trust Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Trust

      Preferred Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Trust Preferred Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Trust Preferred Securities. With respect to Trust Preferred Securities that are not Book-Entry Trust Preferred Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of the Trust Preferred Securities upon surrender of their Trust Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Trust Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Sponsor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

            (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Accreted Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Trust Preferred Securities based upon the relative Accreted Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected on a pro rata basis based upon their respective Accreted Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Trust Preferred Securities not previously called for redemption by any method the Property Trustee deems fair and appropriate, provided that so long as the Trust Preferred Securities are in book-entry-only form, such selection shall be made in accordance with the customary procedures for the Clearing Agency for the Trust Preferred Securities. The Property Trustee shall promptly notify the Securities Registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Accreted Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred

      Securities shall relate, in the case of any Trust Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Trust Preferred Securities that has been or is to be redeemed.

      SECTION 4.3. Subordination of Common Securities.

            (a) Payment of Distributions (including any Additional Amounts) on, the Redemption Price of, and the Liquidation Distribution in respect of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Trust Preferred Securities based on the Accreted Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Debenture Event of Default specified in Section 6.1(a)(1) or 6.1(a)(2) of the Supplemental Indenture shall have occurred and be continuing, no payment of any Distribution (including any Additional Amounts) on, Redemption Price of, or Liquidation Distribution in respect of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Amounts) on all Outstanding Trust Preferred Securities for all Distribution Periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Trust Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Trust Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts) on, or the Redemption Price of, the Trust Preferred Securities then due and payable.

            (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holders of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Trust Preferred Securities and not on behalf of the Holders of the Common Securities, and only the Holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

      SECTION 4.4. Payment Procedures.

      Payments of cash Distributions (including any Additional Amounts) in respect of the Trust Preferred Securities shall, subject to the next succeeding sentence, be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Trust Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency by wire transfer of immediately available funds. A Holder of $1,000,000 or more in aggregate Initial Liquidation Amount of Trust Preferred Securities may receive payments of cash Distributions (including any Additional Amounts) by wire transfer of immediately available funds upon written request to the Property Trustee not later than the 15th calendar day, whether or not a Business Day, before the relevant Distribution Date. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holders of the Common Securities.

      SECTION 4.5. Tax Returns and Reports.

      The Administrative Trustees shall prepare (or cause to be prepared), at the Sponsor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Trust in each taxable year of the Trust, and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Trust. The Administrative Trustees shall provide the Sponsor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

      SECTION 4.6. Payment of Expenses of the Trust.

      The Sponsor shall pay to the Trust, and reimburse the Trust for, the full amount of any costs, expenses or liabilities of the Trust (other than obligations of the Trust to pay the Holders of any Trust Preferred Securities or other similar interests in the Trust the amounts due such Holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be), including, without limitation, any taxes, duties or other governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority. Such payment obligation includes any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a dissolution of the Trust.

      SECTION 4.7. Payments under Indenture or Pursuant to Direct Actions.

      Any amount payable hereunder to any Holder of Trust Preferred Securities (or any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (or Owner) has directly received pursuant to
Section 6.3 of the Supplemental Indenture or Section 5.14 of this Trust
Agreement.

                                   ARTICLE V
                          TRUST SECURITIES CERTIFICATES

      SECTION 5.1. Initial Ownership.

      Upon the formation of the Trust and the contribution by the Sponsor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Sponsor shall be the sole beneficial owner of the Trust.

      SECTION 5.2. The Trust Securities Certificates.

      The Trust Preferred Securities Certificates shall be issued in minimum denominations of $1,000 Initial Liquidation Amount and integral multiples of $1,000 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $1,000 Initial Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust or the Property Trustee shall be validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.4, 5.11 or 5.13.

      SECTION 5.3. Execution, Authentication and Delivery of Trust Securities Certificates.

      At the Time of Delivery, at least one of the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust and delivered to or upon the written order of the Sponsor, such written order executed by one Authorized Officer thereof, without further corporate action by the Sponsor, in authorized denominations.

      From time to time, an Administrative may deliver Trust Securities Certificates executed by an Administrative Trustee to the Property Trustee for authentication, together with a written order executed by an Authorized Officer of the sponsor for authentication of such Certificates. No Trust Securities Certificate shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose unless there appears on such Trust Securities Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Property Trustee by manual signature, and such certificate upon any Trust Securities Certificate shall be conclusive evidence, and the only evidence, that such Trust Securities Certificate has been duly authenticated and delivered hereunder.

      SECTION 5.4. Registration of Transfer and Exchange of Trust Preferred Securities Certificates.

      The Sponsor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Trust Preferred Securities Certificates (the "Securities Register") in which the registrar designated by the Sponsor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Trust Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Trust

Preferred Securities Certificates as herein provided. J.P. Morgan Trust Company, National Association shall be the initial Securities Registrar. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Property Trustee also in its role as Securities Registrar, for so long as the Property Trustee shall act as Securities Registrar.

      Upon surrender for registration of transfer of any Trust Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute on behalf of the Trust and deliver, in the name of the designated transferee or transferees, one or more new Trust Preferred Securities Certificates in authorized denominations of a like aggregate Initial Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees. The Securities Registrar shall not be required to register the transfer of any Trust Preferred Securities that have been called for redemption during a period beginning at the opening of business 15 days before the day of selection for such redemption. At the option of a Holder, Trust Preferred Securities Certificates may be exchanged for other Trust Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Initial Liquidation Amount upon surrender of the Trust Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.

      Every Trust Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Trust Preferred Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by an Administrative Trustee in accordance with such Person's customary practice.

      No service charge shall be made for any registration of transfer or exchange of Trust Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Preferred Securities Certificates.

      SECTION 5.5. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

      If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 5.5, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

      SECTION 5.6. Persons Deemed Holders.

      The Trustees and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Trustees, the Administrative Trustees and the Securities Registrar shall be bound by any notice to the contrary.

      SECTION 5.7. Access to List of Holders' Names and Addresses.

      Each Holder and each Owner shall be deemed to have agreed not to hold the Sponsor, the Property Trustee, the Delaware Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

      SECTION 5.8. Maintenance of Office Agency.

      The Administrative Trustees shall designate an office or offices or agency or agencies where Trust Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate J.P. Morgan Trust Company, National Association, Attention: Worldwide Securities Services, as their office and agency for such purposes. An Administrative Trustee shall give prompt written notice to the Sponsor, the Property Trustees and to the Holders of any change in the location of the Securities Register or any such office or agency.

      SECTION 5.9. Appointment of Paying Agent.

      The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove the Paying Agent in its sole discretion. The Paying Agent shall initially be J.P. Morgan Trust Company, National Association. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Property Trustee. If the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) that is reasonably acceptable to the Sponsor to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

      SECTION 5.10. Ownership of Common Securities by Sponsor.

      At the Time of Delivery, the Sponsor shall acquire beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Sponsor into another Person, or any conveyance, transfer or lease by the Sponsor of its properties and assets substantially as an entirety to any Person pursuant to Section 10.01 of the Base Indenture, any attempted transfer of the Common Securities other than to a direct or indirect subsidiary of the Sponsor shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Sponsor to contain a legend consistent with this Section 5.10.

      SECTION 5.11. Book-Entry Trust Preferred Securities Certificates; Common Securities Certificate.

            (a) Trust Preferred Securities Certificates that are no longer a component of Normal Common Equity Units and are released from the Collateral Account (as defined in the Pledge Agreement), will be issued in the form of a typewritten Trust Preferred Securities Certificate or Certificates representing Book-Entry Trust Preferred Securities Certificates, to be delivered to, or on behalf of, DTC, the initial Clearing Agency, by, or on behalf of, the Trust. Such Trust Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a Definitive Trust Preferred Securities Certificate representing such Owner's interest in such Trust Preferred Securities, except as provided in Section 5.13. Except where Definitive Trust Preferred Securities Certificates have been issued to the Securities Intermediary or to Owners pursuant to Section 5.13:

                  (i) the provisions of this Section 5.11(a) shall be in full force and effect;

                  (ii) the Securities Registrar and the Trustees shall be
            entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Trust Preferred Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Trust Preferred Securities evidenced by Book-Entry Trust Preferred Securities Certificates and the giving of instructions or directions to Owners of Trust Preferred Securities evidenced by Book-Entry Trust Preferred Securities Certificates) as the sole Holder of Trust Preferred Securities evidenced by Book-Entry Trust Preferred Securities Certificates and shall have no obligations to the Owners thereof;

                  (iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and

                  (iv) the rights of the Owners of the Book-Entry Trust
            Preferred Securities Certificate shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Trust Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Trust Preferred Securities to such Clearing Agency Participants.

            (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Sponsor in the form of a definitive Common Securities Certificate.

      SECTION 5.12. Notices to Clearing Agency.

      To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Trust Preferred Securities are represented by a Book-Entry Trust Preferred Securities Certificates, the Trustee shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

      SECTION 5.13. Definitive Trust Preferred Securities Certificates.

      The Trust Preferred Securities Certificates issued at the Time of Delivery and upon the underwriters' exercise of their over-allotment option, as contemplated by Section 2.4, shall be issued as Definitive Trust Preferred Securities Certificates in accordance with Section 2.4. Additionally, if (a) the Sponsor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Trust Preferred Securities Certificates, and the Sponsor is unable to locate a qualified successor, (b) the Sponsor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Debenture Event of Default, Owners of Trust Preferred Securities Certificates representing beneficial interests aggregating at least a Majority in Accreted Liquidation Amount of the Trust Preferred Securities advise the Administrative Trustees in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Trust Preferred Securities Certificates, then the Administrative Trustees shall notify the other Trustees and the Clearing Agency, and the Clearing Agency, in accordance with its customary rules and procedures, shall notify all Clearing Agency Participants for whom it holds Trust Preferred Securities of the occurrence of any such event and of the availability of the Definitive Trust Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Administrative Trustees of the typewritten Trust Preferred Securities Certificate or Certificates representing the Book-Entry Trust Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Trust Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Trust Preferred Securities Certificates as holders of Trust Securities. The Definitive Trust Preferred Securities Certificates shall be typewritten, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees that meets the requirements of any stock exchange or automated quotation system on which the Trust Preferred Securities are then listed or approved for trading, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

      SECTION 5.14. Rights of Holders; Waivers of Past Defaults.

            (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Preferred Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

            (b) For so long as any Trust Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in aggregate principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Property Trustee or the Holders of at least 25% in Accreted Liquidation Amount of the Trust Preferred Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Sponsor, the Debenture Trustee and the Property Trustee, in the case of notice by the Holders of the Trust Preferred Securities, or to the Sponsor, the Debenture Trustee and the Holders of the Trust Preferred Securities, in the case of notice by the Property Trustee, and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

      At any time after a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, the Holders of at least a Majority in Accreted Liquidation Amount of the Trust Preferred Securities, by written notice to the Property Trustee, the Sponsor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Sponsor has paid or deposited with the Debenture
            Trustee a sum sufficient to pay

            (A) all overdue installments of interest on all of the Debentures,

            (B) any accrued Additional Interest (as defined in the Indenture) on all of the Debentures,

            (C) the principal of (and premium, if any, on) any Debentures that have become due otherwise than by such declaration of acceleration and interest and Additional Interest (as defined in the Indenture) thereon at the rate borne by the Debentures, and

            (D) all sums paid or advanced by the Debenture Trustee under the Indenture and all amounts due to the Debenture Trustee under Section 7.06 of the Base Indenture and to the Property Trustee under Section 8.6 hereof; and

                  (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures that has become due solely by such acceleration, have been cured or waived as provided in Section 6.08 of the Base Indenture.

      The Holders of at least a Majority in Accreted Liquidation Amount of the Trust Preferred Securities may, on behalf of the Holders of all the Trust Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

      Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Trust Preferred Securities a record date shall be established for determining Holders of Outstanding Trust Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).

            (c) For so long as any Trust Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 6.1(a)(1) or 6.1(a)(2) of the Supplemental Indenture, any Holder of Trust Preferred Securities shall have the right to institute a proceeding directly against the Sponsor, pursuant to
      Section 6.02 of the Base Indenture, for enforcement of payment to such Holder of any amounts payable in respect of a Like Amount of Debentures (a "Direct Action"). Except as set forth in Section 5.14(b) and this Section 5.14(c), the Holders of Trust Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

            (d) Except as otherwise provided in paragraphs (a), (b) and (c) of this Section 5.14, the Holders of at least a Majority in Accreted Liquidation Amount of the Trust Preferred Securities may, on behalf of the Holders of all the Trust Preferred Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising there from shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      SECTION 5.15. CUSIP Numbers.

      The Administrative Trustees in issuing the Trust Preferred Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Preferred Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Trust Preferred Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Administrative Trustees will promptly notify the Property Trustee of any change in the CUSIP numbers.

      SECTION 5.16. Cancellation.

      All Trust Securities Certificates surrendered upon the transfer of Trust Preferred Securities or for delivery of Trust Preferred Securities or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to a Cash Settlement, an Early Settlement or a Cash Merger Early Settlement, or upon the registration of transfer or exchange of a Common Equity Unit, or a Collateral Substitution or the recreation of a Normal Common Equity Unit shall, if surrendered to any Person other than the Property Trustee, be delivered to the Property Trustee along with appropriate written instructions regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it. No Trust Securities Certificates shall be authenticated, executed and delivered in lieu of or in exchange for any Trust Securities Certificates cancelled as provided in this Section, except as expressly permitted by this

Trust Agreement. All cancelled Trust Securities Certificates held by the Property Trustee shall be disposed of in accordance with its customary practices.

                                   ARTICLE VI
                        ACTS OF HOLDERS; MEETINGS; VOTING

      SECTION 6.1. Limitations on Voting Rights.

            (a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Trust Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

            (b) So long as any Debentures are held by the Property Trustee on behalf of the Trust, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past default that may be waived under Section 6.08 of the Base Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Accreted Liquidation Amount of the Trust Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Trust Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Trust Preferred Securities, except by a subsequent vote of the Holders of the Trust Preferred Securities. The Property Trustee shall notify all Holders of the Trust Preferred Securities of any notice of default received with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Sponsor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

      SECTION 6.2. Notice of Meetings.

      Notice of all meetings of the Holders of the Trust Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 12.8 to each Holder of Trust Preferred Securities, at such Holder's registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

      SECTION 6.3. Meetings of Holders of the Trust Preferred Securities.

      No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of the Holders of the Trust Preferred Securities to vote on any matter upon the written request of the Holders of at least 25% in aggregate Accreted Liquidation Amount of the Outstanding Trust Preferred Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Trust Preferred Securities to vote on any matters as to which such Holders are entitled to vote.

      The Holders of at least a Majority in Accreted Liquidation Amount of the Trust Preferred Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Trust Preferred Securities.

      If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Trust Preferred Securities representing at least a Majority in Accreted Liquidation Amount of the Trust Preferred Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Trust Preferred Securities, unless this Trust Agreement requires a greater number of affirmative votes.

      SECTION 6.4. Voting Rights.

      Holders shall be entitled to one vote for each $1,000 of Initial Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

      SECTION 6.5. Proxies.

      At any meeting of Holders, any Holder entitled to vote there at may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Administrative Trustees, proxies may be solicited in the name of the Administrative Trustees or one or more officers of the Administrative Trustees. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

      SECTION 6.6. Holder Action by Written Consent.

      Any action that may be taken by Holders at a meeting may be taken without a meeting if Holders holding at least a Majority in Accreted Liquidation Amount of all Trust Preferred Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing.

      SECTION 6.7. Record Date for Voting and Other Purposes.

      For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

      SECTION 6.8. Acts of Holders.

      Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

      The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Trustee receiving the same deems sufficient.

      The ownership of Trust Securities shall be proved by the Securities Register. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees, or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

      Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Accreted Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Accreted Liquidation Amount.

      If any dispute shall arise between the Holders and the Trustees or among the Holders or the Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

      A Holder may institute a legal proceeding directly against the Sponsor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee), the Trust, any Trustee, or any Person or entity.

      SECTION 6.9. Inspection of Records.

      Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

      SECTION 6.10. Action With Respect to the Debenture.

      So long as the Debentures are held by the Property Trustee on behalf of the Trust, with respect to any waiver, amendment or similar action that requires the consent of the Holders of the Debentures under the Indenture, the Property Trustee shall act at the written direction of the Holders of a Majority in Accreted Liquidation Amount of the Trust Preferred Securities (unless a different percentage of Holders shall be specified in the Indenture with respect to such action).

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

      SECTION 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

      The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Sponsor and the Holders that:

            (a) the Property Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America;

            (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

            (c) the Delaware Trustee is a national banking association, duly organized, validly existing and in good standing under the federal laws of the United States of America.

            (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

            (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

            (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the articles of association or by-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of New York or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

            (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as the case may be) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the State of New York or the State of Delaware, governing the [banking], trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context), other than the filing of the Certificate of Trust with the Delaware Secretary of State; and

            (h) to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, there are no proceedings pending or threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

      SECTION 7.2. Representations and Warranties of Sponsor.

      The Sponsor hereby represents and warrants for the benefit of the Holders that:

            (a) the Trust Securities Certificates issued at the Time of Delivery on behalf of the Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Administrative Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement, and the Holders will be, as of such date, entitled to the benefits of this Trust Agreement; and

            (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by any Trustee of this Trust Agreement.

                                  ARTICLE VIII
                                  THE TRUSTEES

      SECTION 8.1. Certain Duties and Responsibilities.

            (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement, subject to Section 12.10 hereof with respect to the Property Trustee. Notwithstanding the foregoing, no provision of this Trust Agreement shall require any of the Trustees to expend or risk its or their own funds or otherwise incur any financial liability in the performance of any of its or their duties hereunder, or in the exercise of any of its or their rights or powers, if it or they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 8.1. To the extent that, at law or in equity, an Administrative Trustee or the Delaware Trustee has duties and liabilities relating to the Trust or to the Holders, such Administrative Trustee or the Delaware Trustee shall not be liable to the Trust or to any Holder for such Administrative Trustee's or Delaware Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees or the Delaware Trustee otherwise existing at law or in equity, are agreed by the Sponsor and the Holders to replace such other duties and liabilities of the Administrative Trustees or the Delaware Trustee.

            (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to such Holder for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

            (c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders.

            (d) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 12.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.14), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (e) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

            (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 12.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 12.10); and

            (B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement;

                  (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Accreted Liquidation Amount of the Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                  (iv) the Property Trustee's sole duty with respect to the
            custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                  (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Sponsor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to
            Section 3.1 and except to the extent otherwise required by law;

                  (vi) the Property Trustee shall not be responsible for
            monitoring the compliance by the Administrative Trustees or the Sponsor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Trustee, the Administrative Trustees or the Sponsor; and

                  (vii) no provision of this Trust Agreement shall require the
            Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

            (f) The Administrative Trustees shall not be responsible for monitoring the compliance by the other Trustees or the Sponsor with their respective duties under this Trust Agreement, nor shall either Administrative Trustee be liable for the default or misconduct of any other Trustee or the Sponsor.

            (g) The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and liabilities of the Property Trustee or the Administrative Trustees set forth herein. The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and
      (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act. The Delaware Trustee shall be entitled to all of the same rights, protections indemnities and immunities under the Trust Agreement and with respect to the Trust as the Property Trustee.

      SECTION 8.2. Certain Notices.

      Within thirty days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 12.8, notice of such Event of Default to the Holders and the Administrative Trustees, unless such Event of Default shall have been cured or waived.

      Within five Business Days after the receipt of notice of the Sponsor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 12.8, notice of such exercise to the Holders and the Administrative Trustees, unless such exercise shall have been revoked.

      The Property Trustee shall not be deemed to have knowledge of any Event of Default unless the Property Trustee shall have received written notice or a Responsible Officer of the Property Trustee charged with the administration of this Trust Agreement shall have obtained actual knowledge of such Event of Default.

      SECTION 8.3. Certain Rights of Property Trustee.

      Subject to the provisions of Section 8.1:

            (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Trust Preferred Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Sponsor requesting the Sponsor's opinion as to the course of action to be taken; provided, however, that if the Sponsor fails to deliver such opinion within 10 Business Days, the Property Trustee may take such action, or refrain from taking such action, as the Property Trustee shall determine in the interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

            (c) any direction or act of the Sponsor or the Sponsor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

            (d) any direction or act of an Administrative Trustee contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

            (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or re-registration thereof;

            (f) the Property Trustee may consult with counsel of its own selection (which counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

            (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that, nothing contained herein shall, however, relieve the Property Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived) to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit at the expense of the Sponsor and shall incur no liability of any kind by reason of such inquiry or investigation;

            (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or misconduct with respect to selection of any agent or attorney appointed by it hereunder;

            (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

            (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement. No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Person shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Trustee shall be construed to be a duty.

      SECTION 8.4. Not Responsible for Recitals or Issuance of Securities.

      The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust and the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Sponsor of the proceeds of the Debentures.

      The Property Trustee makes no representation as to the title to, or value or condition of, the Trust Property or any part thereof, including the Debentures, nor as to the validity or sufficiency of the Trust Agreement, the Debentures or the Trust Securities. The Property Trustee makes no representation as to the validity or the qualification of the Trust as a Delaware statutory trust or a grantor trust or as to the sale of the Trust Preferred Securities by the Trust, including without limitation, any registration exemptions applicable to the Trust Securities.

      SECTION 8.5. May Hold Securities.

      Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not Trustee or such other agent.

      SECTION 8.6. Compensation; Indemnity; Fees.

      The Sponsor agrees:

            (a) to pay to the Trustees from time to time such reasonable compensation for all services rendered by them hereunder as may be separately agreed by the Sponsor and the Trustees from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by their own negligence, bad faith or willful misconduct; and

            (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee,
      (iii) any officer, director, shareholder, employee, representative or agent of any Trustee, and (iv) any employee or agent of the Trust (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or dissolution of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions.

      The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the removal or resignation of any Trustee. No Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

      Subject to Section 8.8, The Sponsor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Sponsor nor any Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Sponsor and any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

      SECTION 8.7. Corporate Property Trustee Required; Eligibility of Trustees and Administrative Trustees.

            (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank or trust company and eligible pursuant to the Trust Indenture Act to act as such and that has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.7 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section 8.7(a), it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

            (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

            (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware, or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

      SECTION 8.8. Conflicting Interests.

            (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

            (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause
      (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

      SECTION 8.9. Co-Trustees and Separate Trustee.

      Unless and until a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Holder of Common Securities and the Administrative Trustees shall have the power to appoint one or more Persons either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee shall have the sole power to so appoint such a co-trustee or separate trustee, and upon the written request of the Property Trustee, the Sponsor and the Administrative Trustees shall for such purpose join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint such co-trustee or separate trustee. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States, or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

      Should any written instrument from the Sponsor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Sponsor.

      Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

            (a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Trust Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

            (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

            (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Sponsor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.9, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Sponsor. Upon the written request of the Property Trustee, the Sponsor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 8.9.

      No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

            (d) The Property Trustee shall not be liable by reason of any act or omission of a co-trustee or separate trustee.

            (e) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

      SECTION 8.10. Resignation and Removal; Appointment of Successor.

      No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

      Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Sponsor and by appointing a successor Relevant Trustee, which successor shall be acceptable to the Sponsor. The Relevant Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements its expenses and charges to serve as the Relevant Trustee on a form provided by the Administrative Trustees, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Sponsor, in the case of the Property Trustee, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

      The Administrative Trustees, or any of them, may be removed at any time by Act of the Holders of Common Securities delivered to the Relevant Trustee.

      The Property Trustee or the Delaware Trustee, or both of them, may be removed by Act of the Holders of at least a Majority in Accreted Liquidation Amount of the Trust Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Trust) (i) for cause (including upon the occurrence of an Event of Default described in subparagraph (d) of the definition thereof with respect to the Relevant Trustee), or (ii) at any time if a Debenture Event of Default shall have occurred and be continuing. Unless and until a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at any time by Act of the Holders of the Common Securities.

      If a resigning Property Trustee or Delaware Trustee shall fail to appoint a successor, or if the Property Trustee or the Delaware Trustee shall be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of the Property Trustee or the Delaware Trustee for any cause, the Holders of the Common Securities by Act of such Holders delivered to the Relevant Trustee or, if a Debenture Event of Default shall have occurred and be continuing, the Holders of the Trust Preferred Securities, by Act of the Holders of not less than 25% in aggregate Accreted Liquidation Amount of the Trust Preferred Securities then Outstanding delivered to such Relevant Trustee, may appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Holders of the Common Securities or Trust Preferred Securities, as the case may be, and accepted appointment in the manner required by Section 8.11, any Holder, on behalf of such Holder and all others similarly situated, or any other Trustee, may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

      The resigning Trustee shall give notice of each resignation or each removal of an Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 12.8 and shall give notice to the Sponsor and to the other Trustees. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

      Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holders of the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the Property Trustee following the procedures regarding expenses and charges set forth above (with the successor being a Person who satisfies the eligibility requirement for the Delaware Trustee set forth in Section 8.7).

      SECTION 8.11. Acceptance of Appointment by Successor.

      In case of the appointment hereunder of a successor to a Relevant Trustee, the Sponsor, the retiring Relevant Trustee and each successor Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Trust Securities and the Trust, and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust by more than one party hereto, it being understood that nothing herein or in such amendment shall constitute such parties co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee, other than the filing of an amendment to the Certificate of Trust to the extent required under the Delaware Statutory Trust Act; but, on request of the Trust or any successor Trustee, such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

      Upon request of any such successor party, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor party all such rights, powers and trusts referred to in the preceding paragraph.

      No successor party shall accept its appointment unless at the time of such acceptance such successor party shall be qualified and eligible under this
Article VIII.

      SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business.

      Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person, succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto, other than the filing of an amendment to the Certificate of Trust to the extent required under the Delaware Statutory Trust Act.

      SECTION 8.13. Preferential Collection of Claims Against Sponsor or Trust.

      If and when the Property Trustee shall be or become a creditor of the Sponsor or the Trust (or any other obligor upon the Trust Preferred Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Sponsor or the Trust (or any such other obligor).

      SECTION 8.14. Trustee May File Proofs of Claim.

      In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust (including the Debentures) or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding,

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee under Section 8.6, and

            (c) without prejudice to any other rights available to the Property Trustee under applicable law, when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including legal fees and expenses of its agents and counsel) and the compensation for such services are intended to constitute expense of administration under any Bankruptcy Law or law relating to creditors' rights generally.

      Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 8.15. Reports by Property Trustee.

            (a) Within 60 days after May 15 of each year commencing with May 15, 2006, the Property Trustee shall transmit to all Holders in accordance with Section 12.8, and to the Sponsor, a brief report dated as of the immediately preceding May 15 with respect to:

                  (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

                  (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such May 15 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

                  (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

            (b) In addition, the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

            (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Preferred Securities are listed or quoted, if any, and with the Commission and the Sponsor.

      SECTION 8.16. Reports to the Property Trustee.

      Each of the Sponsor and the Administrative Trustees shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. The Sponsor and the Administrative Trustees shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all of the terms and covenants (if any) applicable to such Person hereunder.

      SECTION 8.17. Evidence of Compliance with Conditions Precedent.

      Each of the Sponsor and the Administrative Trustees shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

      SECTION 8.18. Number of Trustees.

            (a) The number of Trustees shall be five, unless the Property Trustee also acts as the Delaware Trustee, in which case the number of Trustees may be three.

            (b) If an Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Trustee appointed in accordance with Section 8.10.

            (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Trustee shall not operate to annul or dissolve the Trust.

      SECTION 8.19. Delegation of Power.

            (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a) or making any governmental filing; and

            (b) The Administrative Trustees shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

      SECTION 8.20. Trust Liabilities.

            All liabilities of the Trust will be liabilities of the Trust as an entity, and will be paid or satisfied from the Trust Property and the other assets of the Trust. No liability of the Trust will be payable in whole or in part by the Property Trustee in its individual capacity or in its capacity as Property Trustee or by any member, partner, shareholder, director, officer, employee, agent or attorney of the Property Trustee.

                                   ARTICLE IX
                       DISSOLUTION, LIQUIDATION AND MERGER

      SECTION 9.1. Dissolution Upon Expiration Date.

      Unless earlier dissolved, the Trust shall automatically dissolve, and its affairs be wound up, on May 17, 2056 (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.4.

      SECTION 9.2. Early Dissolution.

      The first to occur of any of the following events is an "Early Dissolution Event":

            (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Sponsor, unless the Common Securities shall be transferred as provided by Section 5.10, in which case this provision shall refer instead to any such successor Holder of the Common Securities;

            (b) the written direction to the Property Trustee from all of the Holders of the Common Securities at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to distribute the Debentures to Holders in exchange for the Trust Preferred Securities (which direction is optional and wholly within the discretion of the Holders of the Common Securities);

            (c) the redemption of all of the Trust Preferred Securities in connection with the redemption or repayment of all the Debentures; and

            (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

      SECTION 9.3. Dissolution.

      The respective obligations and responsibilities of the Trustees and the Trust shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2;
(b) the payment of any and all expenses owed by the Trust; (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Holders; and (d) the filing of a certificate of cancellation, at the direction and expense of the Sponsor, by the Trustees with the Delaware Secretary of State pursuant to Section 3810 of the Delaware Statutory Trust Act.

      SECTION 9.4. Liquidation.

            (a) If an Early Dissolution Event specified in clause (a), (b) or
      (d) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Holder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All such notices of liquidation shall:

                  (i) state the CUSIP Number of the Trust Securities;

                  (ii) state the Liquidation Date;

                  (iii) state that from and after the Liquidation Date, the
            Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures, or if Section 9.4(d) applies, a right to receive a Liquidating Distribution; and

                  (iv) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section

            9.4(d) applies, receive a Liquidation Distribution, as the Property Trustee (after consultation with the Administrative Trustees) shall determine.

            (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 30 days prior to the Liquidation Date) and, establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

            (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such Certificates to the exchange agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (iv) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debentures upon surrender of Trust Securities Certificates.

            (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, or if an Early Dissolution Event specified in clause (c) of
      Section 9.2 occurs, the Trust Property shall be liquidated, and the Trust shall be dissolved and its affairs wound-up, by the Property Trustee in such manner as the Property Trustee determines. In such event, the Holders, if any, will be entitled to receive out of the assets of the Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Accreted Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Accreted Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holders of the Common Securities will be entitled to receive Liquidation Distributions pro rata (determined as aforesaid) with Holders of Trust Preferred Securities, except that, if a Debenture Event of Default specified in Section 6.1(a)(1) or 6.1(a)(2) of the Supplemental Indenture has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Common Securities as provided in Section 4.3.

      SECTION 9.5. Mergers, Consolidations, Amalgamations or Replacements of Trust.

      The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person or other body, except pursuant to this Section 9.5 or Section 9.4. At the request of the Holders of the Common Securities, with the consent of the Administrative Trustees, but without the consent of the Holders of the Trust Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities, or (b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Trust Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee is appointed to hold the Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Preferred Securities are listed, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (viii) the Sponsor or its permitted transferee owns all of the common securities of such successor entity and the Sponsor guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of all of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

                                   ARTICLE X
                      REMARKETING AND RESET RATE MECHANICS

      SECTION 10.1. Obligation to Conduct Remarketing and Related Requirements.

            (a) The Sponsor and the Trust shall appoint a nationally recognized investment banking firm as Remarketing Agent and enter into a Remarketing Agreement at least 30 days prior to each Remarketing Date. The Sponsor and the Trust may appoint different Remarketing Agents for Remarketings on and in connection with different Remarketing Dates, provided that they shall have appointed a Remarketing Agent and caused the related Remarketing Agreement to be in effect for the period commencing not less than 30 days prior to the related Remarketing Date and continuing through such Remarketing Date and the determination in accordance with this Article X that the related Remarketing is a Successful Remarketing or Failed Remarketing. Each Remarketing Agreement shall include such terms, conditions and other provisions as the Sponsor, the Trust and the Remarketing Agent may agree among themselves but shall in any event include provisions to substantially the following effect:

                  (i) provide that the Remarketing Agent will use its
            commercially reasonable efforts to obtain a price for the Trust Preferred Securities to be remarketed in the Remarketing which results in proceeds, net of the Remarketing Agent's Fee, equal to at least 100% of their aggregate Accreted Liquidation Amount, plus accrued and unpaid Distributions, if any, to the Remarketing Settlement Date (including the Additional Interest, if any, that remains accrued and unpaid on the Remarketing Settlement Date because the Sponsor has exercised its right to defer interest on the Debentures in accordance with Section 4.01 of the Base Indenture);

                  (ii) provide that the Remarketing Agent will in its sole
            discretion reset the Distribution Rate on the Trust Preferred Securities (as a yield to the Scheduled Redemption Date unless the Sponsor elects, pursuant to Section 2.13 of the First Supplemental Indenture and Section 10.2 of this Trust Agreement, to cause interest on the Debentures to be paid in cash, and then as a rate per annum for payment of interest in cash on each applicable Distribution Date) in order to give effect to clause (i) above for Distribution Periods commencing on or after such Remarketing Settlement Date, subject to Section 10.3;

                  (iii) provide that the Remarketing Agent will deduct the
            Remarketing Agent's Fee from the proceeds of the Remarketing and remit any proceeds remaining after such deduction to or at the direction of the Property Trustee, who either will apply such proceeds (or will have given the Remarketing Agent instructions to remit such proceeds in a manner that will result in their application) as follows (allocated to the Trust Preferred Securities that participated in the Remarketing on a pro rata basis in proportion to their Accreted Liquidation Amounts):

                  (iv) to the extent such proceeds relate to Trust Preferred
            Securities that are a part of Normal Common Equity Units, to pay such proceeds up to the aggregate Par Proceeds Remarketing Amount to the Stock Purchase Contract Agent for application in accordance with the Stock Purchase Contract Agreement and to pay the Excess Proceeds Remarketing Amount, if any, to the applicable selling Holders; and

            (b) to the extent the proceeds relate to Separate Trust Preferred Securities, to pay such proceeds to the applicable selling Holders; and

                  (i) provide that the Remarketing Agent's Fee for the
            Remarketing will be as agreed among the Sponsor, the Trust and the Remarketing Agent and set forth in the Remarketing Agreement.

            (c) The Sponsor and the Trust shall use their commercially reasonable efforts to effect remarketing of the Trust Preferred Securities as described in this Article X. If in the judgment of counsel to the Sponsor or to the Remarketing Agent it is necessary for a registration statement covering the Trust Preferred Securities to have been filed and have become effective under the Securities Act in order to effect the Remarketing, then the Sponsor and the Trust shall use their commercially reasonable efforts (i) to ensure that a registration statement covering the full Accreted Liquidation Amount of Trust Preferred Securities to be remarketed shall have become effective in a form that will enable the Remarketing Agent to rely on it in connection with the Remarketing or (ii) effect such Remarketing pursuant to Rule 144A under the Securities Act or another available exemption from the registration requirements under the Securities Act.

      SECTION 10.2. Sponsor Decisions in Connection With Remarketing.

      In connection with Remarketings, the Sponsor shall have the right hereunder to change certain terms of the Trust Preferred Securities (and under Section 2.10 of the Supplement Indenture, the Sponsor has the right to make corresponding changes in certain terms of the Debentures) as provided below in this Section 10.2. By not later than the 30th day prior to each Remarketing Date, the Sponsor will specify the following information or decisions in a notice to the Remarketing Agent, the Property Trustee, the Debenture Trustee and the Stock Purchase Contract Agent (paragraphs (a) through (e) applying only if the Remarketing is Successful and paragraph (f) applying only if the related Remarketing Settlement Date is February 15, 2009 and the Remarketing is a Failed Remarketing):

            (a) whether from and after the Remarketing Settlement Date the Debentures will pay interest (and, accordingly, the Trust Preferred Securities will pay Distributions) in cash (it being understood and agreed that, unless the Sponsor affirmatively elects to cause the Debentures to pay interest (and the Trust Preferred Securities to pay Distributions) in cash from and after the Remarketing Settlement Date, interest will not be paid or Distributions made in cash but, instead, will accrete in accordance with Section 4.1(a) of this Agreement and Section 2.10 of the Supplemental Indenture, as applicable);

            (b) whether the Debenture Stated Maturity Date (and, accordingly, the Scheduled Redemption Date) will remain at February 15, 2040 or will be changed to an earlier date (specifying such date if applicable); provided, however, that the Debenture Stated Maturity Date may not be changed to a date earlier than the second anniversary of the Stock Purchase Date or, if the Remarketing Settlement Date occurs during a Deferral Period, the fifth anniversary of the first day of such Deferral Period;

            (c) whether the Debentures (and, accordingly, the Trust Preferred Securities) will be redeemable at the Sponsor's option on a day prior to the Debenture Stated Maturity Date and, if so, the date on and after which the Debentures may be so redeemed and the redemption price or prices; provided, however, that an early redemption date for the Debentures and related early Redemption Date hereunder may not be a date earlier than the second anniversary of the Stock Purchase Date or, if the Remarketing Settlement Date occurs during a Deferral Period, the fifth anniversary of the first day of such Deferral Period;

            (d) whether the Sponsor elects, in connection with the Remarketing, to add any additional financial covenants to the Indenture applicable to the Debentures, including the form of supplemental indenture proposed to be entered into in order to give effect to such additional financial covenants if the Sponsor is choosing to add any financial covenants;

            (e) whether in connection with such Remarketing the Sponsor is exercising its right under Section 6.1 of the Supplemental Indenture and
      Section 6.3 of the Guarantee Agreement to cause the subordination provisions in the Indenture applicable to the Debentures and in the Guarantee Agreement to no longer be of force and effect from and after the then current Remarketing Settlement Date; and

            (f) if the Remarketing Settlement Date is February 15, 2009 and if the related Remarketing is a Failed Remarketing:

                  (i) whether the Debenture Stated Maturity Date (and,
            accordingly, the Scheduled Redemption Date) will remain at February 15, 2040 or will be changed to an earlier date (specifying such date if applicable); and

                  (ii) whether the Debentures (and, accordingly, the Trust
            Preferred Securities) will be redeemable at the Sponsor's option on a date prior to the Debenture Stated Maturity Date and, if so, the date on and after which the Debentures may be so redeemed;

      provided, however, any changed Debenture Stated Maturity Date and Scheduled Redemption Date determined pursuant to clause (i) or early redemption date determined pursuant to clause (ii) may not be a date earlier than August 15, 2010 or, if February 15, 2009 occurs during a Deferral Period, the fifth anniversary of the first day of such Deferral Period.

      SECTION 10.3. Reset of Distribution Rate in Connection with Remarketings and Related Changes in Terms.

            (a) As part of and in connection with each Remarketing, the Remarketing Agent shall reset the Distribution Rate, as contemplated by
      Section 10.1(a)(ii) and in accordance with the other provisions of this
      Article X, to a new rate (the "Reset Rate"), rounded to the nearest one-thousandth (0.001) of one percent per annum, that will apply to all Trust Preferred Securities (whether or not the Holders thereof participated in the Remarketing) if such Remarketing is Successful for each Distribution Period commencing on or after such Remarketing Settlement Date, subject to the following provisions and limitations:

                  (i) the Reset Rate in connection with a Remarketing for
            settlement on the Remarketing Settlement Date, if such date is on or prior to November 15, 2008, may not be reset to a rate per annum that exceeds the Reset Cap; and

                  (ii) the Reset Rate may not be less than 0% per annum in
            connection with any Remarketing.

            (b) If the Remarketing has been determined to be Successful in accordance with Section 10.4(e), by approximately 4:30 P.M., New York City time, on any Remarketing Date, the Remarketing Agent shall notify the Sponsor, the Property Trustee, the Debenture Trustee and the Stock Purchase Contract Agent that the Remarketing was Successful and the Reset Rate determined as part of such Remarketing in accordance with this
      Article X.

            (c) If a Remarketing is Successful, then commencing with the related Remarketing Settlement Date the Distribution Rate shall be reset to the Reset Rate determined in accordance with this Article X pursuant to such Remarketing and the other changes, if any, in the terms of the Debentures and the Trust Preferred Securities, as applicable, as notified by the Sponsor pursuant to Section 10.2, shall become effective (in accordance with the Indenture in the case of the Debentures).

            (d) If a Remarketing for a settlement on a Remarketing Settlement Date prior to February 15, 2009 is not Successful:

                  (i) no Trust Preferred Securities will be sold in such
            Remarketing;

                  (ii) the Distribution Rate will remain unchanged unless and until it is reset pursuant to a subsequent Remarketing in accordance with this Article X;

                  (iii) the other changes, if any, in the terms of the
            Debentures and the Trust Preferred Securities, as applicable, as notified by the Sponsor pursuant to Section 10.2, shall not become effective (whether pursuant to this Agreement in the case of the Trust Preferred Securities or pursuant to the Indenture in the case of the Debentures); and

                  (iv) the Sponsor, the Trust and the applicable Remarketing
            Agent shall attempt another Remarketing on the next succeeding date that is a Remarketing Settlement Date.

            (e) If a Remarketing for a settlement on the February 15, 2009 Remarketing Settlement Date is not Successful:

                  (i) no Trust Preferred Securities will be sold in such
            Remarketing and no further attempts at Remarketing shall be made;

                  (ii) the Distribution Rate will remain unchanged and, in
            accordance with the Supplemental Indenture, the Debentures will continue to bear cash interest (and under this Trust Agreement the Trust Preferred Securities will continue to bear cash Distributions) at the Distribution Rate otherwise in effect, payable semi-annually on each February 15 and August 15 thereafter;

                  (iii) the other changes, if any, in the terms of the
            Debentures and the Trust Preferred Securities, as applicable, as notified by the Sponsor pursuant to clauses (a) through (e) of the second sentence in Section 10.2, shall not become effective (whether pursuant to this Trust Agreement in the case of the Trust Preferred Securities or pursuant to the Indenture in the case of the Debentures);

                  (iv) the Debenture Stated Maturity Date, Scheduled Redemption
            Date, and early redemption date for the Debentures and Trust Preferred Securities, will change in accordance with paragraph (f) of the second sentence of Section 10.2, as applicable;

                  (v) in the case of Trust Preferred Securities that are
            included in Normal Common Equity Units, such Trust Preferred Securities will be applied in satisfaction of the Holders' obligations under Stock Purchase Contracts in accordance with the Pledge Agreement; and

                  (vi) in the case of Separate Trust Preferred Securities, such
            Trust Preferred Securities will be returned to the related Holders in accordance with the Pledge Agreement and Holders of Separate Trust Preferred Securities will have the rights provided for in
            Section 10.5.

      SECTION 10.4. Remarketing Procedures.

            (a) The Property Trustee will give Holders hereunder, the Stock Purchase Contract Agreement provides the Stock Purchase Agent will give Holders (as defined therein) of Common Equity Units, and the Sponsor will request that DTC give to its participants holding Common Equity Units or Trust Preferred Securities, notice of a Remarketing at least 21 Business Days prior to the related Remarketing Date. Such notice will set forth:

                  (i) whether for Distribution Periods commencing on or after the Remarketing Settlement Date the Debentures will pay interest (and, accordingly, the Trust Preferred Securities will pay Distributions) in cash or instead will accrete interest and Distributions, as applicable, together with the applicable Distribution Dates and related record dates;

                  (ii) any change in the Debenture Stated Maturity Date and
            Scheduled Redemption Date and, if applicable, the date on and after which the Sponsor will have the right to redeem the Debentures (resulting in a redemption by the Trust of the Trust Preferred Securities);

                  (iii) whether the Sponsor's obligations under the Debentures and the Guarantee Agreement will remain subordinated after the Remarketing Settlement Date;

                  (iv) any other changes in the terms of the Debentures or the
            Trust Preferred Securities notified by the Sponsor in connection with such Remarketing pursuant to Section 10.2 (including, if the Remarketing Settlement Date is February 15, 2009 and the Remarketing is a Failed Remarketing, any change in the Debenture Stated Maturity Date and Scheduled Redemption Date and, if applicable, the date on or after which the Sponsor will have the right to redeem the Debentures (resulting in a redemption by the Sponsor of the Common Equity Units));

                  (v) the procedures a beneficial owner must follow if it holds its Trust Preferred Securities as a component of Normal Common Equity Units to elect not to participate in the Remarketing and the date by which such election must be made;

                  (vi) the procedures a beneficial owner must follow if it holds
            Separate Trust Preferred Securities to elect to participate in the Remarketing; and

                  (vii) in the case of a Remarketing for settlement on the
            February 15, 2009 Remarketing Settlement Date, the procedures an Owner must follow in the event such Remarketing is a Failed Remarketing if such Owner holds Separate Trust Preferred Securities to exercise its Put Right.

            (b) On any Remarketing Date, all outstanding Trust Preferred Securities included in Normal Common Equity Units will be tendered or deemed tendered to the Remarketing Agent for Remarketing unless the Holder thereof elects not to participate in the Remarketing. Each Holder of Trust Preferred Securities included in Normal Common Equity Units, by purchasing such Trust Preferred Securities, agrees to have such Trust Preferred Securities remarketed on any Remarketing Date (unless such Holder elects not to participate in the Remarketing as provided herein) and authorizes the Remarketing Agent to take any and all action on its behalf necessary to effect the Remarketing. On any Remarketing Date, each Holder of Trust Preferred Securities included in Normal Common Equity Units will have the right to elect not to have its Trust Preferred Securities remarketed by giving notice and taking the other actions provided for in Section 5.05 of the Pledge Agreement.

            (c) Each Holder of Separate Trust Preferred Securities may elect to have such Holder's Separate Trust Preferred Securities remarketed in any Remarketing. A Holder making such an election must, pursuant to the Pledge Agreement, notify the Custodial Agent and deliver such Separate Trust Preferred Securities to the Custodial Agent on or prior to 5:00 P.M., New York City time, on or prior to the fifth Business Day immediately preceding the applicable Remarketing Date (but no earlier than the Distribution Date immediately preceding the applicable Remarketing
      Date). Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing or any other condition. Any such notice and delivery may be withdrawn on or prior to 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the applicable Remarketing Date in accordance with the provisions set forth in the Pledge Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable with respect to such Remarketing. Pursuant to Section 5.07(c) of the Pledge Agreement, promptly after 11:00 A.M., New York City time, on the Business Day immediately preceding the applicable Remarketing Date, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the Initial Liquidation Amount of Separate Trust Preferred Securities to be tendered for Remarketing and shall cause such Separate Trust Preferred Securities to be presented to the Remarketing Agent.

            (d) If the Remarketing on a Remarketing Date is Successful, then the Remarketing Agent shall deduct the Remarketing Agent's Fee to which it is entitled as provided in Section 10.1 and the related Remarketing Agreement from the proceeds of such Remarketing and remit the remaining proceeds to the Property Trustee in accordance with Section 10.1(a)(iii) for application as provided therein.

            (e) If by 4:00 P.M., New York City time, on any Remarketing Date the Remarketing Agent has found buyers for all of the Trust Preferred Securities offered in the Remarketing in accordance with this Article X, a Successful Remarketing shall be deemed to have occurred. In the event of a Successful Remarketing, the Sponsor shall issue a press release through Bloomberg Business News or other reasonable means of distribution stating that such Remarketing was successful and specifying the Reset Rate and shall post such information on its website on the World Wide Web.

            (f) If, by 4:00 P.M., New York City time, on any Remarketing Date the Remarketing Agent is unable to find buyers for all of the Trust Preferred Securities offered in the Remarketing in accordance with this
      Article X, a Failed Remarketing shall be deemed to have occurred. In the event of a Failed Remarketing, the Sponsor shall issue a press release through Bloomberg Business News or other reasonable means of distribution stating that such Remarketing was a Failed Remarketing and, if such Failed Remarketing was for settlement on February 15, 2009, stating the aggregate principal amount of Debentures that the Sponsor will be required to repurchase as required pursuant to Section 2.7 of the Supplemental Indenture, and the related aggregate Accreted Liquidation Amount of Trust Preferred Securities that the Trust will be required to purchase pursuant to Section 10.5, and publish such information on its website on the World Wide Web.

            (g) The right of each Holder (whether of Separate Trust Preferred Securities or of Trust Preferred Securities included in Normal Common Equity Units) to have its Trust Preferred Securities remarketed and sold in connection with any Remarketing shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the Trust Preferred Securities offered in the Remarketing in accordance with this Article X and the Remarketing Agreement, and (iii) the purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

            (h) Neither the Property Trustee, the Sponsor nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Trust Preferred Securities for remarketing.

      SECTION 10.5. Put Right.

            (a) Subject to Section 10.5(b), if there has been a Final Failed Remarketing, Holders of Trust Preferred Securities will, subject to this
      Section 10.5, have the right (the "Put Right") to require:

                  (i) the Property Trustee, as Holder (as defined in the
            Indenture) of Debentures, to exercise its right under Section 2.7 of the Supplemental Indenture to require the Sponsor to purchase thereunder a Like Amount of Debentures; and

                  (ii) as a consequence, to require the Sponsor to purchase on
            February 15, 2010 under and in accordance with such Section 2.7 of the Supplemental Indenture a Like Amount of Debentures for consideration per Debenture (the "Put Consideration") of cash in an amount equal to 100% of their Accreted Principal Amount as of such date plus a junior subordinated note of the Sponsor, bearing interest at the rate of 4.91% per annum, in the amount of the accrued and unpaid interest (including Additional Interest) to but excluding such date on such Debentures and payable on August 15, 2010 or, if February 15, 2010 is during a Deferral Period and such Deferral Period ends after August 15, 2010, the fifth anniversary of the first day of such Deferral Period.

      The Property Trustee will remit to each Holder of Separate Trust Preferred Securities making such election the Put Consideration upon receipt of the Put Consideration from the Sponsor.

            (b) The Put Right of a Holder of Separate Trust Preferred Securities will only be exercisable upon delivery of a notice to the Property Trustee by such Holder on or prior to 11:00 A.M., New York City time, on the second Business Day prior to the February 15, 2010 Remarketing Settlement Date. A Holder may give such notice by, when it makes its election under
      Section 10.4(c) to cause its Trust Preferred Securities to be offered in the Remarketing, stating in such notice that, in the event such Remarketing is in connection with the February 15, 2010 Remarketing Settlement Date and if such Remarketing is a Failed Remarketing, then such Holder makes the election provided for under this Section 10.5.

            (c) The rights of Holders of Trust Preferred Securities included in Normal Common Equity Units, including their Put Rights, will be subject to the security interest in favor of the Sponsor provided for in the Pledge Agreement.

      SECTION 10.6. Common Securities.

      The terms of the Common Securities shall automatically be modified as and when the terms of Trust Preferred Securities change pursuant to this Article, with the consequence that the terms of the Trust Preferred Securities shall at all times be identical to the terms of the Common Securities, except (i) for the subordination of the Common Securities pursuant to Section 4.3 and (ii) that
Section 10.5 shall apply only to the Trust Preferred Securities.

                                   ARTICLE XI
                   OTHER COMMON EQUITY UNIT RELATED PROVISIONS

      SECTION 11.1. Tax Treatment.

      Each Holder of Trust Preferred Securities agrees, by acceptance of Trust Preferred Securities, and each Owner agrees, by acceptance of a beneficial interest in Trust Preferred Securities, to treat for all United States federal income tax purposes (i) the Trust as a grantor trust, (ii) itself as the owner of the Stock Purchase Contracts and the related ownership interest in the Trust Preferred Securities or treasury securities pledged under the Pledge Agreement, as the case may be, (iii) the Debentures as indebtedness of the Sponsor, and
(iv) the fair market value of each undivided beneficial interest in each ownership interest in the Trust Preferred Securities included in each Normal Common Equity Unit as $12.50 and the fair market value of each Stock Purchase Contract as $0.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

      SECTION 12.1. Limitation of Rights of Holders.

      Except as set forth in Section 9.2, the death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor dissolve or annul the Trust, nor entitle the legal representatives or heirs of such Person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      SECTION 12.2. Amendment.

            (a) This Trust Agreement may be amended from time to time by the Administrative Trustees and the Holders of all of the Common Securities, without the consent of any Holder of the Trust Preferred Securities, (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes at all times that any Trust Securities are outstanding, to ensure that the Trust will not be required to register as an "investment company" under the

      Investment Company Act or to ensure the treatment of the Trust Preferred Securities as Tier 1 regulatory capital under the prevailing Federal Reserve rules and regulations; provided, however, that in the case of either clause (i) or (ii), such action shall not adversely affect in any material respect the interests of any Holder. Any such amendment shall become effective when notice is given to the Holders of the Trust Preferred Securities.

            (b) Except as provided in Section 12.2(c), any provision of this Trust Agreement may be amended by the Administrative Trustees, the Property Trustee, and the Holders of all of the Common Securities and with
      (i) the consent of Holders of at least a Majority in Accreted Liquidation Amount of the Trust Preferred Securities, and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees or the Administrative Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust or cause the Trust to be taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes or affect the Trust's exemption from status as an "investment company" under the Investment Company Act.

            (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Holders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this
      Section 12.2 may not be amended.

            (d) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Trust Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution and winding-up of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Trust Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Accreted Liquidation Amount of the Trust Preferred Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

            (e) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or to be taxable as a corporation or to be classified as other than a grantor trust for United States Federal income tax purposes.

            (f) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Sponsor and the Administrative Trustees, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Sponsor or the Administrative Trustees.

            (g) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Property Trustee, this Trust Agreement may not be amended in a manner that imposes any additional obligation on, or adversely affects any rights, immunities or indemnities of, the Property Trustee.

            (h) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Delaware Trustee, this Trust Agreement may not be amended in a manner that imposes any additional obligation on, or adversely affects any rights, immunities or indemnities of, the Delaware Trustee.

            (i) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Sponsor and the Property Trustee a copy of such amendment.

            (j) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

      SECTION 12.3. Separability.

      In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 12.4. Governing Law.

      This Trust Agreement and the rights and obligations of each of the Holders, the Trust, the Sponsor and the Trustees with respect to this Trust Agreement and the Trust Securities shall be construed in accordance with and governed by the laws of the State of Delaware without reference to its conflicts of laws provisions.

      SECTION 12.5. Payments Due on Non-Business Day.

      If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day, with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

      SECTION 12.6. Successors.

      This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Sponsor, the Trust and any Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Sponsor that is permitted under Article X of the Base Indenture and pursuant to which the assignee agrees in writing to perform the Sponsor's obligations hereunder, the Sponsor shall not assign its obligations hereunder.

      SECTION 12.7. Headings.

      The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

      SECTION 12.8. Reports, Notices and Demands.

      Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder, the Sponsor or the Sponsor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Trust Preferred Securities, to such Holder as such Holder's name and address may appear on the Securities Register and (b) in the case of the Holder of the Common Securities or the Sponsor, to MetLife, Inc., 27-01 Queens Plaza North, Long Island City, New York 11101, facsimile 212-578-0266, Attention:
Treasurer, or to such other address as may be specified in a written notice by the Sponsor to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Sponsor or the Holder of the Common Securities shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Sponsor or the Holder of the Common Securities, as the case may be. Any notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Trust shall be given in writing addressed to such Person as follows: (a) with respect to the Property Trustee, to J.P. Morgan Trust Company, National Association, Worldwide Securities Services, 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Worldwide Securities Services, Telephone: (212) 623-5233, Facsimile: (212) 623-6215; (b) with respect to the Delaware Trustee, to Chase Bank USA, National Association, c/o JPMorgan Chase Bank, 500 Stanton Christiana Road, 3rd Floor/OPS4, Newark, DE 19713,
Attention: Worldwide Securities Services; (c) with respect to the Administrative Trustees, to them at c/o Chase Bank USA, National Association, 500 Stanton Christiana Road, 3rd Floor/OPS4, Newark, Delaware 19713, Attention:
Institutional Trust Services, facsimile: (302) 552-6280; and (d) with respect to the Trust, to its principal office specified in Section 2.2, with a copy to the Property Trustee. Such notice, demand or other communication to or upon the Trust, the Delaware Trustee, the Property Trustee or the Administrative Trustees shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust, the Property Trustee or such Administrative Trustee.

      SECTION 12.9. Agreement Not to Petition.

      Each of the Trustees and the Sponsor agree for the benefit of the Holders that, until at least one year and one day after the Trust has been dissolved in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. If the Sponsor takes action in violation of this Section 12.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Sponsor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Sponsor against the Trust or the commencement of such action and raise the defense that the Sponsor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert.

      SECTION 12.10. Trust Indenture Act; Conflict with Trust Indenture Act.

            (a) Except as otherwise expressly provided herein, the Trust Indenture Act shall apply as a matter of contract to this Trust Agreement for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Trust Agreement, the Sponsor and the Property Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Trust Agreement were qualified under that Act on the date hereof. Except as otherwise expressly provided herein, if and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

            (b) The Property Trustee shall be the only Trustee that is a trustee for the purposes of the Trust Indenture Act.

            (c) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

      SECTION 12.11. Acceptance of Terms of Trust Agreement, Guarantee Agreement and Indenture.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AGREEMENT AND THE INDENTURE, AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST

AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

      SECTION 12.12. Counterparts.

      This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the parties to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Declaration of Trust.

                                             METLIFE, INC., as Sponsor

                                             By:   /s/ Joseph Prochaska, Jr.
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             J.P. MORGAN TRUST COMPANY,
                                             NATIONAL ASSOCIATION, as Property
                                             Trustee

                                             By:  /s/ Paul J. Schmalzel
                                                 -------------------------------
                                                 Name:  Paul J. Schmalzel
                                                 Title: Authorized Signer

                                             CHASE BANK USA, NATIONAL
                                             ASSOCIATION, as Delaware Trustee

                                             By:  /s/ John J. Cashin
                                                 -------------------------------
                                                 Name:  John J. Cashin
                                                 Title: Vice President

                                             ANTHONY J. WILLIAMSON
                                             as Administrative Trustee

                                             By:  /s/ Anthony J. Williamson
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             PHILIP SALMON,
                                             as Administrative Trustee

                                             By:  /s/ Philip Salmon
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             THOMAS CURRAN,
                                             as Administrative Trustee

                                             By:  /s/ Thomas Curran
                                                --------------------------------
                                                 Name:
                                                 Title:

STATE OF     New York )
                      )ss
COUNTY OF    Queens   )

      On before me, the undersigned, a Notary Public in and for the State of New York, County of New York, personally appeared Joseph Prochaska, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that the foregoing instrument is the free act and deed of the entity upon behalf of which such person acted.

                                             WITNESS my hand and official seal

                                             SIGNATURE:  /s/ Irina Kristen Azer

(This area for official notarial seal)

STATE OF     New York )
                      )ss
COUNTY OF    Queens   )

      On before me, the undersigned, a Notary Public in and for the State of New York, County of New York, personally appeared Anthony J. Williamson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that the foregoing instrument is the free act and deed of the entity upon behalf of which such person acted.

                                             WITNESS my hand and official seal

                                             SIGNATURE:  /s/ Irina Kristen Azer

(This area for official notarial seal)

STATE OF     New York )
                      )ss
COUNTY OF    Queens   )

      On before me, the undersigned, a Notary Public in and for the State of New York, County of New York, personally appeared Philip Salmon, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that the foregoing instrument is the free act and deed of the entity upon behalf of which such person acted.

                                             WITNESS my hand and official seal

                                             SIGNATURE:  /s/ Irina Kristen Azer

 (This area for official notarial seal)

STATE OF     New York )
                      )ss
COUNTY OF    Queens   )

      On before me, the undersigned, a Notary Public in and for the State of New York, County of New York, personally appeared Thomas Curran, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that the foregoing instrument is the free act and deed of the entity upon behalf of which such person acted.

                                             WITNESS my hand and official seal

                                             SIGNATURE:  /s/ Irina Kristen Azer

(This area for official notarial seal)

STATE OF     New York )
                      )ss
COUNTY OF    New York )

      On before me, the undersigned, a Notary Public in and for the County and State of New York, personally appeared Paul J. Schmalzel, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that the foregoing instrument is the free act and deed of the entity upon behalf of which such person acted.

                                             WITNESS my hand and official seal

                                             SIGNATURE:  /s/ Emily Fayan

(This area for official notarial seal)

STATE OF     Delaware   )
                        )ss
COUNTY OF    New Castle )

      On before me, the undersigned, a Notary Public in and for the State of Delaware, New Castle County, personally appeared John J. Cashin, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that the foregoing instrument is the free act and deed of the entity upon behalf of which such person acted.

                                             WITNESS my hand and official seal

                                             SIGNATURE:  /s/ Sarika M. Sheth
(This area for official notarial seal)

                            CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                            METLIFE CAPITAL TRUST III

            THIS Certificate of Amendment to Certificate of Trust of MetLife Capital Trust III (the "Trust"), is being duly executed and filed by the undersigned trustee to amend the Certificate of Trust of the Trust, dated May 17, 2001 (the "Certificate of Trust"), pursuant to the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.) (the "Act").

            1. Name. The name of the statutory trust is MetLife Capital Trust
III.

            2. Amendment to Certificate of Trust. The Certificate of Trust is hereby amended by amending and restating Section 2 thereof in its entirety as follows:

            "2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is:

                             Chase Manhattan Bank USA, National Association 500 Stanton Christiana Road
                             OPS4/3rd Floor
                             Newark, Delaware 19713
                             Attn: "Institutional Trust Services"

            3. Effective Date. This Certificate of Amendment shall be effective upon filing.

            IN WITNESS WHEREOF, the undersigned trustees of the Trust has executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

                                             CHASE MANHATTAN BANK USA,
                                             NATIONAL ASSOCIATION,
                                             not in its individual capacity but
                                             solely as trustee

                                             By: /s/ John J. Cashin
                                                 ------------------------------
                                                 Name: John J. Cashin
                                                 Title: Vice President

                                    EXHIBIT B

                     [FORM OF COMMON SECURITIES CERTIFICATE]
  THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW
                     AND SECTION 5.10 OF THE TRUST AGREEMENT

Certificate Number _______________       Number of Common Securities __________

                    Certificate Evidencing Common Securities
                          of MetLife Capital Trust III

                            6.375% Common Securities

             (Initial Liquidation Amount $1,000 per Common Security)

      MetLife Capital Trust III, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ________________ (the "Holder") is the registered owner of _________________ (___________) Common Securities of the Trust representing undivided common beneficial interests in the assets of the Trust and designated the 6.375% Common Securities (Initial Liquidation Amount $1,000 per Common Security) (the "Common Securities"). Except in accordance with the Trust Agreement (as defined below), the Common Securities are not transferable and, to the fullest extent permitted by law, any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust, dated as of June 21, 2005, as the same may be amended from time to time (the "Trust Agreement"), among MetLife, Inc., as Sponsor, J.P. Morgan Trust Company, National Association, as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, the Administrative Trustees named therein, and the Holders of Trust Securities, including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office. Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

      Terms used but not defined herein have the meanings set forth in the Trust Agreement.

      IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this _______ day of ____________, 20__.

                                             METLIFE CAPITAL TRUST III

                                             By: ____________________________
                                                 Name:
                                                 Title: Administrative Trustee

                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Common Securities referred to in the above mentioned Trust Agreement.

Dated: _______________

                                             _________________________________
                                             As Property Trustee

                                             By: _____________________________
                                                 Name:
                                                 Title: Administrative Trustee

                                                                       EXHIBIT C

                [FORM OF TRUST PREFERRED SECURITIES CERTIFICATE]

      [This Trust Preferred Securities Certificate is a Book-Entry Trust Preferred Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Clearing Agency or a nominee of a Clearing Agency. This Trust Preferred Securities Certificate is exchangeable for Trust Preferred Securities Certificates registered in the name of a person other than the Clearing Agency or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another nominee of the Clearing Agency, except in the limited circumstances described in the Trust Agreement.

      Unless this Trust Preferred Securities Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to MetLife Capital Trust III or its agent for registration of transfer, exchange or payment, and any Trust Preferred Securities Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

      NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS TRUST PREFERRED SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH ACQUISITION OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER ERISA SECTION 406 OR CODE SECTION 4975, OR SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c-1, HAS COMPLIED WITH ANY REQUEST BY THE SPONSOR OR THE TRUST FOR AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE AVAILABILITY OF SUCH EXEMPTION. ANY PURCHASER OR HOLDER OF THIS TRUST PREFERRED SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT (A) IT IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, (B) ITS

PURCHASE AND HOLDING OF SUCH SECURITIES WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER ERISA SECTION 406 OR CODE SECTION 4975, OR (C) IT IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING.

----------------------
1  Insert on Global Certificates only.

Certificate Number __________       Number of Trust Preferred Securities________
                                  CUSIP NO. [-]

           Certificate Evidencing Series B Trust Preferred Securities
                          of MetLife Capital Trust III
                    4.91% Series B Trust Preferred Securities
       (Initial Liquidation Amount $1,000 per Trust Preferred Securities)

      MetLife Capital Trust III, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that (the "Holder") is the registered owner of ________________ Trust Preferred Securities of the Trust representing an undivided preferred beneficial interest in the assets of the Trust and designated the MetLife Capital Trust III 4.91% Series B Trust Preferred Securities (Initial Liquidation Amount $1,000 per Trust Preferred Securities) (the "Trust Preferred Securities"). The Trust Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities are set forth in, and this certificate and the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust, dated as of June 21, 2005, as the same may be amended from time to time (the "Trust Agreement"), among MetLife, Inc., as Sponsor, J.P. Morgan Trust Company, National Association, as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, the Administrative Trustees named therein, and the Holders of Trust Securities, including the designation of the terms of the Trust Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of June 21, 2005, as the same may be amended from time to time (the "Guarantee Agreement"), by and between MetLife, Inc., as Guarantor, and J.P. Morgan Trust Company, National Association, as Guarantee Trustee, to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

      Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

      IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this day of

                                             METLIFE CAPITAL TRUST III

                                             By: ____________________________
                                                 Name:
                                                 Title: Administrative Trustee

                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Capital Securities referred to in the above mentioned Trust Agreement.

Dated: _______________

                                             ________________________________
                                             As Property Trustee

                                             By: ____________________________
                                                 Name:
                                                 Title: Administrative Trustee

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security to: ________________ (Insert assignee's social security or tax identification number) (Insert address and zip code of assignee) and irrevocably appoints ____________________ agent to transfer this Trust Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:                                        Signature:________________________

                                             (Sign exactly as your name appears
                                             on the other side of this Trust
                                             Preferred Securities Certificate)
                                             The signature(s) should be
                                             guaranteed by an eligible guarantor
                                             institution (banks, stockbrokers,
                                             savings and loan associations and
                                             credit unions with membership in an
                                             approved signature guarantee
                                             medallion program), pursuant to
                                             S.E.C. Rule 17Ad-15.